TherapeuticsMD, Inc. 10-Q

LEASE

Between

6800 Broken Sound LLC, a Florida

limited liability company

as Landlord

and

TherapeuticsMD, Inc., a Nevada corporation

as Tenant

6800 Broken Sound Parkway

Boca Raton, Florida

LEASE

THIS LEASE (“Lease”) is made and entered into as of the 16th day of May, 2013, by and between 6800 Broken Sound LLC, a Florida limited liability company (“Landlord”), and TherapeuticsMD, Inc., a Nevada corporation authorized to do business in Florida (“Tenant”).

WITNESSETH:

ARTICLE 1:  BASIC PROVISIONS

This Article contains certain definitions and the basic lease provisions between Landlord and Tenant. Article 32 contains certain other definitions.

A.	Building:	The building, located at 6800 Broken Sound Parkway, Boca Raton, Florida.

B.	Premises:	The entire third (3rd) floor of the Building as outlined on the floor plan attached hereto as Exhibit “A”.

C.	Property:	The Building, together with the parking areas and other common areas which are part of the Broken Sound Corporate Center Condominium, as shown on the Site Plan.

D.	Commencement Date:	The date that the last of the parties hereto executes this Lease.

E.	Rent Commencement Date:	July 1, 2013.

F.	Site Plan:	The building and parking areas and other improvements shown on Exhibit “B” attached hereto.

G.	Expiration Date:
The date which shall be sixty-three (63) full calendar months following the Rent Commencement Date or such earlier date in which the Term of this Lease shall expire or be terminated pursuant to the terms and conditions of this Lease or pursuant to law.

H.	Rentable Area:
The rentable area of the Premises shall be deemed to be 17,686 square feet and the rentable area of the Building shall be deemed to be 50,809 square feet for purposes of this Lease, subject to Article 32.

I.	Tenant’s Share of Taxes:	34.8% subject to Articles 4 and 32.

J	Tenant’s Share of Expenses:	34.8% subject to Articles 4 and 32.

K.	Base Rent:	See Exhibit “E”, as further described in Article 4.

L.	Additional Rent:	Tenant shall pay Tenant's Share of Taxes and Tenant’s Share of Expenses, as further described in Article 4.

M.	Permitted Use:	General office use, subject to Article 7.

N.	Security Deposit:	USD $125,000.00.

O.	Parking:
Up to seventy (70) total parking spaces, five (5) of which shall be designated by Landlord for Tenant’s use without additional charge, and the remainder of which will be non-exclusive unassigned spaces in the area shown on Site Plan.

P.	Broker (if any):
C.B. Richard Ellis, Inc., as Landlord's broker, and Stoltz Realty Co. of Florida, Inc., as Tenant's broker, each of which shall be paid by Landlord on or prior to the Commencement Date, subject to Article 26.

Q.	Riders/Exhibits:	Exhibit A Floor Plan Exhibit B Site Plan Exhibit C Landlord's Personal Property Exhibit D Rules Exhibit E Schedule of Base Rent Exhibit F Form SNDA

R.	Landlord’s Notice Address (subject to Article 25):	6800 Broken Sound Parkway, N.W. Boca Raton, Florida 33487 Attention: Marc H. Bell

With A Copy To: Brenda J. Goerks, Esq. Akerman Senterfitt 1 SE 3rd Avenue 25th Floor Miami, Florida 33131

S.	Tenant’s Notice Address (subject to Article 25):
On and After the Rent Commencement Date:
6800 Broken Sound Parkway, N.W.
3rd Floor
Boca Raton, Florida 33487
Attention:    Mitchell Krassan

Prior to the Rent Commencement Date:
951 Broken Sound Parkway NW, Suite 320
Boca Raton, FL 33487
Attention:    Mitchell Krassan

T.	Rent Payments:	Rent shall be paid to “MB Realty Company” at 6800 Broken South Parkway, N.W., Boca Raton, Florida or such other parties and addresses as to which Landlord shall provide advance notice.

U.	Guarantor:	Intentionally deleted.

U.	Advance Rent:	$22,193.75, which represents the first month of Base Rent and applicable sales tax thereon (using a current applicable rate of 6%).

The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease. The terms of this Article, and the terms defined in Article 32 and other Articles, shall have the meanings specified therefor when used as capitalized terms in other provisions of this Lease or related documentation (except as expressly provided to the contrary therein).

ARTICLE 2:  TERM AND COMMENCEMENT

Landlord is the fee simple owner of the Building. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term, subject to the provisions of the Lease. Tenant acknowledges that the "rentable area of the Premises" under this Lease includes the "usable area", without deduction for columns or projections, multiplied by a load or conversion factor to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. Except as provided expressly to the contrary herein, the "rentable area of the Building" shall include all rentable area of all space leased or available for lease at the Building, which Landlord may reasonably re-determine from time to time, to reflect re-configurations, additions or modifications to the Building.

The term ("Term") of this Lease shall commence on the Rent Commencement Date and end on the Expiration Date, unless sooner terminated as provided herein.

ARTICLE 3:  TENANT'S WORK AND TENANT'S OCCUPANCY

A.        Delivery Date. Tenant hereby expressly acknowledges and agrees that Landlord is not performing any work in the Premises. Landlord shall deliver possession of the Premises to Tenant on the Rent Commencement Date (i.e. July 1, 2013) (the "Delivery Date") and Tenant shall accept such delivery of the Premises. Notwithstanding the foregoing, upon reasonable advance notice from Tenant to Landlord, Landlord may permit Tenant and Tenant's agents and contractors to enter the Premises beginning June 15, 2013 for inspection and/or to access same in order to install the Tenant's phone and related business systems, provided that any such right of access is not for occupancy of the Premises by Tenant or operation of Tenant's business, it being understood that Landlord shall further have no responsibility to provide the utilities or services to the Premises as provided in Article 6 of this Lease during such time. If Landlord permits such entry prior to the Lease Commencement Date, then such permission is conditioned upon Tenant and Tenant's agents, workmen, suppliers and invitees (as approved by Landlord for access) working in harmony and not interfering with Landlord or with other tenants and occupants of the Building. If at any time such entry shall cause or in Landlord's sole opinion threaten to cause such disharmony or interference, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours oral or written notice to Tenant. Tenant agrees that any such early entry into the Premises by Tenant shall be deemed to be under all of the terms covenants, conditions and provisions of the Lease (including, without limitation, all insurance requirements), except as to the covenant to pay Rent thereunder and further agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to persons and/or to any items installed by Tenant and/or to other property of Tenant that may be placed in the Premises prior to the Lease Commencement Date, the same being at Tenant's sole risk.

B.        Intentionally Deleted..

C.        AS IS. On the Delivery Date, Tenant acknowledges and agrees that the Premises shall be delivered, and Tenant shall accept the same, in its "AS-IS", "WHERE-IS" condition "WITH ALL FAULTS". No promise of the Landlord to alter, remodel or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by the Landlord to the Tenant. Tenant does hereby expressly acknowledge that Landlord has not made and does not make any representations or warranties, expressed or implied, with respect to the Premises (including, without limitation, warranties of habitability, merchantability and/or fitness for a particular purpose), which might be deemed pertinent by Tenant in determining to lease the Premises. Tenant does hereby expressly acknowledge that no such representations or warranties have been made and that Tenant is not relying upon same. Landlord is not liable for or bound in any manner by any promises, statements, representations or information pertaining to the Premises made or furnished by any broker, real estate agent, employer, servant or any other person representing or purporting to represent Landlord.

D.        Occupancy of Premises. On the Delivery Date, the Tenant and its vendors may install Tenant's furniture and cabling and otherwise prepare the Premises for Tenant's occupancy, provided, however, that such activities of the Tenant and its vendors shall not unreasonably interfere with the conduct of business or construction work of other tenants or occupants in the Building and provided further that Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease except the obligation to pay Rent as set forth herein.

ARTICLE 4:  BASE RENT AND ADDITIONAL RENT

A.        Base Rent. Tenant shall pay Landlord the monthly Base Rent set forth in Article 1 and Exhibit "E" attached hereto and incorporated herein by reference in advance on or before the first day of each calendar month commencing on the Rent Commencement Date and throughout the Term; provided, Tenant shall pay Base Rent for the first full calendar month for which Base Rent shall be due (and any initial partial month) when Tenant executes this Lease.

B.        Taxes and Expenses. Tenant shall pay Landlord Tenant's Share of Taxes and Tenant's Share of Expenses in the manner described below, and subject to the provisions of Exhibit "E" attached hereto. The foregoing capitalized terms shall have the meanings specified therefor in Articles 1 and 32. The estimated amount of Taxes and Expenses for 2013 is $13.41 per square foot of rentable area of the Building.

C.        Payments. Tenant shall pay such amounts as follows:

 (i)         Landlord shall reasonably estimate in advance the amounts Tenant shall owe for Tenant's Share of Taxes and Tenant's Share of Expenses for any full or partial calendar year of the Term. Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord, including adjustments to reflect the final Tax bills each year.

 (ii)        Within one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of actual Taxes and Expenses for such calendar year, with a listing of amounts for major categories of Expenses, (b) any amount paid by Tenant towards Taxes and Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Taxes and Expenses for the current calendar year.

 (iii)       If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Expenses for such year, Tenant shall pay the difference within thirty (30) days after Landlord sends the Statement.

 (iv)       If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall: (a) pay the difference between the new and former estimates for the period from January 1 of the current calendar year through the month in which the Statement is sent within thirty (30) days after Landlord sends the Statement, and (b) thereafter pay the new estimated amount until Landlord further revises such estimated amount.

 (v)        If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Expenses, Landlord shall credit the difference against payment of Rent next due. If the Term shall have expired and no further Rent shall be due, Landlord shall provide a refund of such difference at the time Landlord sends the Statement.

D.        Fiscal Years and Tax Years. If Landlord now or hereafter uses a non-calendar fiscal year: (i) all references to calendar years herein shall refer to such fiscal years, (ii) all references to January 1 and December 31 herein shall refer, respectively, to the first and last days of such fiscal years as the context requires, and (iii) if Landlord changes fiscal years, Landlord shall make appropriate prorations such that Tenant's obligations hereunder are not materially adversely affected thereby. Subject to Paragraph F below, Landlord shall include in Taxes each year hereunder: (a) in general, the amounts levied, assessed or imposed for such year, whether paid or payable in another year, (b) for personal property taxes, the amounts paid during such year, and (c) for Taxes paid in installments over more than one year, the amounts paid each year, and any interest thereon. If any taxing authority uses a fiscal year other than a calendar year, Landlord may elect from time to time, consistent with sound accounting and management practices, to require payments by Tenant based on: (x) amounts paid or payable during each calendar year without regard to such fiscal years, (y) amounts paid or payable during each calendar year, averaging the bills for each calendar year based on the number of days or months of such calendar year included in each fiscal tax year, or (z) amounts paid or payable for or during each fiscal tax year.

E.        Tax Refunds, Protest Costs, and Expense Adjustments For Prior Years. Landlord shall each year: (i) credit against Taxes any refunds received for such year whether received during such year or at some other date during the Term hereof which are applicable to the Term of the lease, (ii) include, in either Taxes or Expenses, any reasonable fees for attorneys, consultants and experts, and other costs paid during such year in attempting to protest, appeal or otherwise seek to reduce or minimize Taxes, whether or not successful, and (iii) credit against Expenses the cost of any item previously included in Expenses, to the extent that Landlord receives reimbursement from insurance proceeds or a third party during such year (excluding tenant payments for Taxes and Expenses).

F.        Grossing Up Variable Expenses. If the Building is not fully occupied during all or a portion of any calendar year, Landlord may, in accordance with sound accounting and management practices, determine the amount of variable Expenses (i.e. those items which vary according to occupancy levels) that would have been paid had the Building been fully occupied, and the amount so determined shall be deemed to have been the amount of Expenses for such year. Similarly, if Landlord is not furnishing any particular utility or service (the cost of which, if performed by Landlord, would be included in Expenses) to a tenant during any period, Landlord may for such period: (i) adjust Expenses to reflect the additional amount that would reasonably have been incurred during such period had Landlord furnished such utility or service to such tenant, or (ii) exclude the rentable area of such tenant from the rentable area of the Buildings in computing Tenant's Share of Expenses of the component of Expenses for such utility or service.

G.        Prorations. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Base Rent is scheduled to increase under Article 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay amounts towards Taxes and Expenses for such first or final calendar years shall be prorated on a per diem basis to reflect the portion of such years included in the Term.

H.        Payments After Lease Term Ends. Tenant's obligations to pay Taxes and Expenses (or any other amounts) accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination. Landlord may reasonably estimate all or any of such obligations within a reasonable time before, or anytime after, such expiration or termination. Tenant shall pay the full amount of such estimate, and any additional amount due after the actual amounts are determined, in each case within thirty (30) days after Landlord sends a statement therefor. If the actual amount is less than the amount Tenant pays as an estimate, Landlord shall refund the difference within thirty (30) days after such determination is made.

I.        Landlord's Accounting Practices and Records. Landlord shall maintain records respecting Taxes and Expenses and determine the same in accordance with sound accounting and management practices consistently applied in accordance with this Lease. Subject to the other provisions of this Article, Landlord may from time to time use a full accrual system of accounting, or a modified cash basis of accounting with appropriate accrual adjustments to ensure that each year includes substantially the same major recurring items. Unless Tenant takes exception by notice to Landlord within thirty (30) days after Landlord provides any Statement to Tenant, such Statement shall be considered final and binding on Tenant (except as to additional Expenses or Taxes not then known or omitted by error). If Tenant takes exception by notice within such time, Landlord may seek certification from Landlord's independent certified public accountant as to the proper amount of Taxes and Expenses. In such case: (i) such certification shall be considered final and binding on both parties (except as to additional Expenses or Taxes not then known or omitted by error), and (ii) Tenant shall pay Landlord for the cost of such certification, unless it shows that Taxes and Expenses were overstated by at least five (5) percent. Pending resolution of any such exceptions, Tenant shall pay Tenant's Share of Taxes and Expenses in the amounts shown on such Statement, subject to credit, refund or additional payment after any such exceptions are resolved.

J.        General Payment Matters. Base Rent, Taxes, Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of rent shall be applicable thereto. Rent shall be paid in good funds and legal tender of the United States of America, together with any applicable sales tax or other taxes on Rent as further described in Paragraph K below. Tenant shall pay Rent without any deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws, except as may be expressly provided in this Lease. Rent obligations hereunder are independent covenants. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Expenses. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

K.        Sales Tax. Tenant shall also pay with each Base Rent and other payment hereunder any sales tax or similar excise tax now or hereafter imposed upon or with respect to the Rent and all other payments payable hereunder, even though the taxing statute or ordinance may purport to impose same against Landlord.

L.        Uncontrollable Expenses. Notwithstanding anything to the contrary contained herein, Tenant's responsibility with respect to payment of Tenant's Share of Uncontrollable Expenses shall be as follows: Tenant shall be required to pay Tenant's Share of Uncontrollable Expenses for any increase in the Uncontrollable Expenses above the per square foot per annum amount of such expenses for calendar year 2013 (the "Base Year"). Commencing with calendar year 2014, and continuing thereafter annually, on a cumulative basis for the remaining Term of the Lease, Tenant shall be obligated to pay its Tenant's Share of Uncontrollable Expenses which exceed the calendar year 2013 Base Year.

ARTICLE 5:  QUIET ENJOYMENT

Landlord agrees that if Tenant timely pays the Rent and performs the terms and provisions hereunder, Tenant shall hold the Premises during the Term, free of lawful claims by any party acting by or through Landlord, subject to all other terms and provisions of this Lease.

ARTICLE 6:  UTILITIES AND SERVICES

A.        Standard Landlord Utilities and Services. Landlord shall provide the following utilities and services (the cost of which shall be included in Expenses, except as provided below):

 (i)         Heat and air-conditioning to provide a temperature required, in Landlord's reasonable opinion, for comfortable occupancy of the Premises as offices, during Building Hours (as defined in Article 32).

 (ii)        Water for drinking, lavatory and toilet purposes only, at those points of supply provided for nonexclusive general use of tenants at the Building, or points of supply in the Premises installed by or with Landlord's written consent for such purposes.

 (iii)       Cleaning and trash removal service in and about the Premises comparable to those provided as a standard service by landlords for office space in comparable office buildings in the nearby vicinity of the Property, but at least during business days as provided to other tenants in the Building.

 (iv)       Passenger elevator service at all times (subject to changes in the number of elevators in service after Building Hours or at other times), and freight elevator service (if the Building has such service, subject to scheduling by Landlord), in common with Landlord and other parties.

 (v)        Electricity for building-standard overhead office lighting fixtures, and equipment and accessories customary for offices, where: (a) Tenant uses an amount of electricity that is generally consistent with average office use at the Building as reasonably determined by Landlord, and (b) the Systems and Equipment are suitable, the safe and lawful capacity thereof is not exceeded, (c) sufficient capacity remains at all times for other existing and future tenants, as determined in Landlord's reasonable discretion, and (d) the electricity is at nominal 120 volts, single phase (or 110 volts, depending on available service in the Building.

B.        Additional Utilities and Services. Landlord shall not be responsible for inadequate air-conditioning or ventilation whenever the use or occupancy of the Premises exceeds the normal capacity or design loads of, affects the temperature or humidity otherwise maintained by, or otherwise adversely affects the operation of, the Systems and Equipment for the Building, whether due to items of equipment or machinery generating heat, above normal concentrations of personnel or equipment, alterations to the Premises made by or through Tenant without balancing the air or installing supplemental HVAC equipment. Landlord shall seek to provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Building or existing Systems and Equipment, and if Landlord shall receive Tenant's request within a reasonable period prior to the time such extra utilities or services are required. Tenant shall pay, for any extra utilities or services, such standard charges as Landlord shall from time to time establish, Landlord's out-of-pocket costs for architects, engineers, consultants and other parties relating to such extra utilities or services, and a fee equal to fifteen percent (15%) of such costs (provided, Landlord's standard overtime HVAC charges shall not require an additional such percentage thereon). All payments for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within ten (10) days after such billing. Notwithstanding the foregoing to the contrary, in lieu of charging separately for additional utilities and services, Landlord may reasonably elect from time to time to expand or modify the amounts of services and utilities available without separate charge, in which case the costs thereof shall be included in Expenses.

C.        Monitoring. Landlord may install and operate meters, submeters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord's engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's charges and fees as described in Paragraph B, above, for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment) which Landlord may make, and Landlord's charges for such amount of excess services or utilities used by Tenant.

D.        Interruptions and Changes. Landlord shall have no liability for interruptions, variations, shortages, failures, changes in quality, quantity, character or availability of any utilities or services caused by repairs, maintenance, replacements, alterations (including any freon retrofit work), labor controversies, accidents, inability to obtain services, utilities or supplies, governmental or utility company acts or omissions, requirements, guidelines or requests, or other causes beyond Landlord's reasonable control (or under any circumstances with respect to utilities or services not required to be provided by Landlord hereunder). Under no circumstances whatsoever shall any of the foregoing be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, serve to abate Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages in connection with the foregoing events. Nevertheless, in any such events after receiving notice, Landlord shall use reasonable efforts to restore such utilities or services required to be provided hereunder (the "Building Services") to reasonable levels. Except in the case of fire or other casualty, if Tenant's business operations in all or any portion of the Premises are interrupted or discontinued as a result of Landlord's interruption or stoppage in the Building Services (a "Material Service Interruption"), and such Material Service Interruption continues, after notice to Landlord, for more than thirty (30) consecutive days without being cured by Landlord, then Tenant shall have the right at any time thereafter to terminate this Lease by notice to Landlord delivered to Landlord at any time prior to the date as of which the Building Services are materially restored.

ARTICLE 7:  USE, COMPLIANCE WITH LAWS, AND RULES

A.        Use of Premises. Tenant shall use the Premises only for general offices and such other office uses that may be permitted under applicable zoning regulations, and no other purpose whatsoever, subject to the other provisions hereof and of this Lease. Tenant shall not use or permit the Premises to be used as a: (i) social-welfare office, (ii) medical, dental, psychology, psychiatry, or science office or laboratory, (iii) multiparty "executive" or "legal" suite type offices, (iv) data processing, telecommunications or telemarketing center as a primary use, (v) school, educational or training facility as a primary use, (vi) employment, placement, recruiting or clerical support agency, (vii) computerized vehicle sales, loan or "finder" service, (viii) governmental, quasi-governmental, trade association or union office or activities, (ix) travel agency or reservation center, (x) radio or television studio or broadcasting or recording facility, or (xi) retail real estate brokerage, retail stock brokerage, retail bank or other retail financial institution, loan office, depository, check-cashing or wire-transferring service.

B.        Laws and Other Requirements. Tenant shall not use or permit within the Premises anything that will: (i) violate the requirements of Landlord's insurers, the American Insurance Association, or any board of underwriters, (ii) cause a cancellation of Landlord's policies, impair the insurability of the Building, or increase Landlord's premiums (any such increase shall be paid by Tenant without such payment being deemed permission to continue such activity or a waiver of any other remedies of Landlord), or (iii) violate the requirements of any Lenders, the certificates of occupancy issued for the Premises or the Building, or any other requirements, covenants, conditions or restrictions affecting the Building at any time, including covenants and restrictions under the Master Declaration and/or rules and requirements of the Master Association and the Condominium Association, if any. Tenant shall comply with all Laws relating to the Premises and Tenant's use of the Premises and Building, including Laws governing Hazardous Materials as described in Article 30, and the Disabilities Acts as described in Article 31. Tenant's obligations to comply with Laws shall include, without limitation: (a) obtaining all permits, licenses, certificates and approvals to conduct its business in the Premises, or any necessary waivers or variances, without thereby subjecting Landlord, the Building or other occupants to any costs, requirements, liabilities or restrictions, (b) any work to or for the Premises (or any systems or equipment exclusively serving the Premises) required by Laws. Any work hereunder shall be deemed "Work" subject to Article 9, and (c) any work outside the Premises (if Landlord permits such work in Landlord's sole and absolute discretion) required by Laws based on Tenant's use of, work within, or systems or equipment exclusively serving, the Premises, whether any such work is deemed structural, involves a capital expenditure or results in a benefit extending beyond the Term.

C.        Rules. Tenant shall comply with the Rules set forth in Exhibit "D" attached hereto (the "Rules"). Landlord shall have the right, by notice to Tenant or by posting at the Property, to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Property, or the promotion of safety, care, efficiency, cleanliness or good order therein. Nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant or visitor of the Property, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance. Subject to the Rules and the terms of this Lease, and so long as Tenant is not otherwise in Default, Tenant shall be granted access to the Premises 24 hours a day, 7 days per week, 52 weeks per year.

D.       Signage. Tenant shall have the right to have its name placed on the directory in the lobby of the Building and shall also have the right to place a sign on the entrance door to the Premises identifying Tenant, which sign shall be subject to the approval of Landlord (which approval shall not be unreasonably withheld).

ARTICLE 8:  MAINTENANCE AND REPAIRS

Except for customary cleaning and trash removal provided by Landlord under Article 6, and casualty damage to be repaired by Landlord under Article 11, Tenant shall keep and maintain (or cause to be kept and maintained) the Premises and Landlord's Personal Property under Article 14, in good and sanitary condition, working order and repair, in compliance with all applicable Laws as described in Article 7, and as required under other provisions of this Lease, including the Rules (including any carpet and other flooring material, paint and wall-coverings, doors, windows, ceilings, interior surfaces of walls, lighting [not including lamps, bulbs, ballasts and starters], plumbing and other fixtures, alterations, improvements, systems and equipment in or exclusively serving the Premises whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly notify Landlord and arrange for the same either: (i) through Landlord for such reasonable charges as Landlord may establish from time to time, payable within ten (10) days after billed, or (ii) at Landlord's option, by engaging such contractors as Landlord shall first designate or approve in writing to perform such work, all in a first class, workmanlike manner approved by Landlord in advance in writing and otherwise in compliance with Article 9 respecting "Work". Tenant shall promptly notify Landlord concerning the necessity for any repairs or other work hereunder and upon completion thereof. Tenant shall pay Landlord for any repairs, maintenance and replacements to areas of the Building outside the Premises, caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or otherwise by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease). Except as provided in the preceding sentence, or for damage covered under Article 11, Landlord shall keep the common areas of the Building in good and sanitary condition, working order and repair (the cost of which shall be included in Expenses).

ARTICLE 9:  ALTERATIONS AND LIENS

A.        Alterations and Approval. Tenant shall not attach any fixtures, equipment or other items to the Premises, or paint or make any other additions, changes, alterations or improvements to the Premises or the Systems and Equipment serving the Premises (all such work is referred to collectively herein as the "Work"), without the prior written consent of Landlord. Landlord shall not unreasonably withhold, delay or condition its consent, except that Landlord reserves the right to withhold consent in Landlord's sole discretion for Work affecting the structure, safety, efficiency or security of the Building or Premises, the Systems and Equipment, or the appearance of the Premises from any common or public areas. In addition, Tenant shall provide Landlord with notice of whether the Work will involve or affect any Hazardous Materials, whether such materials are customary and usual based on standard industry practices, and all other details relating thereto.

B.        Approval Conditions. Landlord reserves the right to impose requirements as a condition of such consent or otherwise in connection with the Work, including requirements that Tenant: (i) obtain and post permits, (ii) provide bonds, additional insurance, and/or a cash deposit of the total amount required to pay for the Work (including plans, specifications, engineering and other lienable costs, and Landlord's fee described below) for Landlord to release or apply as the Work is properly completed and lien waivers, affidavits and other documentation satisfactory to Landlord are submitted, (iii) submit architect, engineer, contractor, subcontractor and supplier affidavits of payment and recordable lien waivers in compliance with the Laws of the State of Florida, (iv) permit Landlord or its representatives to inspect the Work at reasonable times, and (v) comply with such other requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Landlord may require that all Work be performed under Landlord's supervision, and Landlord reserves the right to designate the architects, engineers, contractors, subcontractors and suppliers who will design and perform all Work and supply all materials affecting the Systems and Equipment or structure of the Property. If Landlord approves, inspects, supervises recommends or designates any architects, engineers, contractors, subcontractors or suppliers the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, or compliance of the Work with the plans and specifications or any Laws.

C.        Performance of Work. All Work shall be performed: (i) in a thoroughly first class, professional and workmanlike manner, (ii) only with materials that are new, high quality, and free of material defects, (iii) strictly in accordance with plans, specifications, parties and other matters approved or designated by Landlord in advance in writing, (iv) not to adversely affect the Systems and Equipment or the structure of the Building, (v) diligently to completion and so as to avoid any disturbance, disruption or inconvenience to other tenants and the operation of the Building, and (vi) in compliance with all Laws, the Rules and other provisions of this Lease, and such other requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Any floor, wall or ceiling coring work or penetrations or use of noisy or heavy equipment which may interfere with the conduct of business by other tenants at the Building shall, at Landlord's option, be performed at times other than Landlord's normal business hours (at Tenant's sole cost). If Tenant fails to perform the Work as required herein or the materials supplied fail to comply herewith or with the specifications approved by Landlord, and Tenant fails to cure such failure within 48 hours after notice by Landlord (except notice shall not be required in emergencies), Landlord shall have the right to stop the Work until such failure is cured (which shall not be in limitation of Landlord's other remedies and shall not serve to abate the Rent or Tenant's other obligations under this Lease). Upon completion of any Work hereunder, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

D.        Liens. Tenant shall pay all costs for the Work when due. Tenant shall keep the Building, Premises and this Lease free from any mechanic's, materialman's, architect's, engineer's or similar liens or encumbrances, and any claims therefor, or stop or violation notices, in connection with any Work. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any Work (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of nonresponsibility. Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices of record, by bond or otherwise within ten (10) days after notice by Landlord. If Tenant fails to do so, Landlord may pay the amount (or any portion thereof) or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING THE PREMISES OR ANY PART THEREOF, AND THAT NO CONSTRUCTION OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES.

E.        Removal of Work Upon Termination of Lease. All Work hereunder shall remain or be removed from the Premises upon expiration or earlier termination of this Lease to the extent required under Article 23.

F.        Chapter 713 Notice. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the estate of Landlord to liability under the Construction Lien Law of the State of Florida, it being expressly understood that the Landlord's estate shall not be subject to such liability. Tenant shall strictly comply with the Construction Lien Law of the State of Florida as set forth in Chapter 713, Florida Statutes. Landlord and Tenant expressly agree and acknowledge that no interest of Landlord in the Property, the Premises or the Building shall be subject to any lien for improvements made by, on behalf of, or at the request of, Tenant in or for the Premises, and Landlord shall not be liable for any lien for any improvements made by Tenant, such liability being expressly prohibited by the terms of the Lease. In accordance with applicable laws of the State of Florida, Landlord may file in the Public Records of Palm Beach County, Florida, a public notice containing a true and correct copy of this paragraph, and Tenant hereby agrees to inform all contractors and materialmen performing work in or for or supplying materials to the Premises of the existence of said notice as provided herein.

ARTICLE 10:  INSURANCE AND WAIVER OF CLAIMS

A.        Required Insurance. Tenant shall maintain at its expense during the Term with respect to the Premises and Tenant's use thereof and of the Building:

 (i)         Worker's Compensation Insurance in the amounts required by statute, and Employer Liability Insurance in at least the following amounts: (a) Bodily Injury by Accident - $500,000 per accident, (b) Bodily Injury by Disease - $500,000 per employee, and (c) Aggregate Limit - $1,000,000 per policy year.

 (ii)        Property Damage Insurance for the protection of Tenant and Landlord, as their interests may appear, covering any alterations or improvements in excess of any work provided or paid for by Landlord under this Lease, Tenant's personal property, Landlord's Personal Property, business records, fixtures and equipment, and other insurable risks in amounts not less than the full insurable replacement cost of such property and full insurable value of such other interests of Tenant, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption (for at least twelve (12) months), and other insurable risks.

 (iii)       Commercial General Liability Insurance ("CGL") with limits of at least the following amounts: (a) Death or Bodily Injury - $2,000,000, (b) Property Damage or Destruction (including loss of use thereof) - $1,000,000, (c) Products/Completed Operations $1,000,000, (d) Personal or Advertising injury - $1,000,000, (e) Each Occurrence Limit $2,000,000, and (f) General Aggregate Limit - $3,000,000 per policy year. Such policy shall include endorsements: (1) for contractual liability covering Tenant's indemnity obligations under this Lease, and (2) adding Landlord, the management company for the Building, and other parties designated by Landlord, as Additional Insureds.

B.        Certificates, Subrogation and Other Matters. Tenant shall provide Landlord with certificates evidencing the coverage required hereunder prior to the Rent Commencement Date, or Tenant's entry to the Premises for construction of improvements or any other purpose (whichever first occurs). Such certificates shall: (i) be on ACORD Form 27 or such other form approved or required by Landlord, (ii) state that such insurance coverage may not be changed, canceled or non-renewed without at least thirty (30) days' prior written notice to Landlord, and (iii) include, as attachments, originals of the Additional Insured endorsements to Tenant's CGL policy required above. Tenant shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies. Tenant's required insurance policies described herein may be claims based policies. Landlord may periodically require that Tenant reasonably increase or expand the aforementioned coverage. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. If Tenant obtains insurance under "blanket policies," Tenant shall obtain an endorsement providing that the insurance limits required hereunder are not subject to reduction or impairment by claims or losses at other locations. Tenant's insurance policies shall be primary to all policies of Landlord and any other Additional Insureds (whose policies shall be deemed excess and non-contributory). All insurance required hereunder shall be provided by responsible insurers licensed to do business in the State of Florida, and shall have a general policy holder's rating of at least A and a financial rating of at least X in the then current edition of Best's Insurance Reports. The parties mutually hereby waive all rights and claims against each other for all losses covered by their respective insurance policies (or required to be covered by insurance under this Lease), and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder.

C.        Waiver of Claims. Except for claims arising from Landlord's intentional or grossly negligent acts which are not covered or required to be covered by Tenant's insurance hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming by or through Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, ice, flooding, fire, explosion, earthquake, excessive heat or cold, dampness, fire or other casualty, (iv) the Property, Premises, Systems and Equipment being defective, out of repair, or failing, and (v) vandalism, malicious mischief, theft, misappropriation or other acts or omissions of any parties including Tenant's employees, other tenants, and their respective agents, employees, invitees and contractors (and Tenant shall give Landlord immediate notice of any such occurrences). This provision is in addition to, and not in limitation of, other provisions of this Lease limiting Landlord's liability.

ARTICLE 11:  CASUALTY DAMAGE

A.        Restoration. Tenant shall promptly notify Landlord of any damage to the Premises by fire or other casualty. If the Premises or any common areas of the Building providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be to substantially the same condition prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Lender, any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements in excess of any work provided or paid for by Landlord under this Lease. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. Promptly following completion of Landlord's restoration work (or, upon Landlord's prior written consent, concurrent with Landlord's restoration work and so long as Tenant does not interfere with or otherwise delay Landlord's work), Tenant shall repair and replace Tenant's furniture, furnishings, fixtures, equipment, and any alterations or improvements made by Tenant in excess of those provided or paid for by Landlord, subject to and in compliance with the other provisions of this Lease.

B.        Abatement of Rent. Landlord shall allow Tenant a proportionate abatement of Base Rent and Additional Rent from the date of the casualty through the date that Landlord substantially completes Landlord's repair obligations hereunder (or the date that Landlord would have substantially completed such repairs, but for delays by Tenant or any other occupant of the Premises, or any of their agents, employees, invitees, Transferees and contractors), provided such abatement: (i) shall apply only to the extent the Premises are untenantable for the purposes permitted under this Lease and not used by Tenant as a result thereof, based proportionately on the square footage of the Premises so affected and not used, and (ii) shall not apply if Tenant or any other occupant of the Premises, or any of their agents, employees, invitees, Transferees or contractors caused the damage.

C.        Termination of Lease. Notwithstanding the foregoing to the contrary, in lieu of performing the restoration work, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least thirty (30) days for Tenant to vacate the Premises), if the Building shall be damaged by fire or other casualty or cause such that: (a) repairs to the Premises and access thereto cannot reasonably be completed within one hundred twenty (120) days after the casualty without the payment of overtime or other premiums, (b) more than twenty-five percent (25%) of the Premises is affected by the damage and fewer than twelve (12) months remain in the Term, or any material damage occurs in the Premises during the last six (6) months of the Term, (c) any Lender shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt, or the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies, or (d) the cost of the repairs, alterations, restoration or improvement work would exceed twenty-five percent (25%) of the replacement value of the Building (whether or not the Premises are affected by the damage). Tenant agrees that the abatement of Rent provided herein shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under Applicable Law to perform repairs or terminate the Lease by reason of damage to the Premises or the Building.

ARTICLE 12:  CONDEMNATION

If at least ten percent (10%) of the rentable area of the Premises shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use ("Condemnation"), including any temporary taking for a period of one year or longer, this Lease shall terminate on the date possession for such use is so taken. If: (i) less than ten percent (10%) of the Premises is taken, but the taking includes or affects a material portion of the Building or Property, or the economical operation thereof, or (ii) the taking is temporary and will be in effect for less than one year but more than thirty (30) days, then in either such event, Landlord may elect to terminate this Lease upon at least thirty (30) days' prior notice to Tenant. The parties further agree that: (a) if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary, Rent shall not be abated for the period of the taking, but Tenant may seek a condemnation award therefor (and the Term shall not be extended thereby), and (c) if this Lease is not terminated but any part of the Premises is permanently taken, the Rent shall be proportionately abated based on the square footage of the Premises so taken. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Tenant hereby assigns to Landlord any interest therein for the value of Tenant's unexpired leasehold estate or any other claim and waives any right to participate therein, except that Tenant shall have the right to claim damages for a temporary taking of the leasehold as described above, and for moving expenses and any taking of Tenant's personal property.

ARTICLE 13:  ASSIGNMENT AND SUBLETTING

A.        Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of Law or otherwise, (ii) sublet the Premises or any part thereof, (iii) permit the use of the Premises by any Persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" or individually as a "Transfer" as the context so requires and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"), or (iv) advertise the Premises or Lease for Transfers. If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than one hundred eighty (180) days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) the terms of the proposed Transfer and the consideration therefor, the name, address and background information concerning the proposed Transferee, and a true and complete copy of all proposed Transfer documentation, and (d) financial statements of the proposed Transferee, in form and detail reasonably satisfactory to Landlord, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without complying with this Article shall at Landlord's option be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay a reasonable fee (but not less than $500.00) towards Landlord's review and processing expenses, as well as any reasonable legal fees incurred by Landlord within ten (10) days after written request by Landlord.

B.        Approval. Landlord will not unreasonably withhold, condition, or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (ii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal leasing purposes, would result in more than a reasonable number of occupants, or would require increased services by Landlord, (iii) the Transferee is either a government (or agency or instrumentality thereof), (iv) the proposed Transferee or any affiliate thereof is an occupant of the Building, (v) the proposed Transferee does not have, in Landlord's sole good faith determination, satisfactory references or a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (vi) the proposed Transfer would cause Landlord to be in violation of any Laws or any other lease, Mortgage or agreement to which Landlord is a party, or would give a tenant of the Building a right to cancel its lease, or (vii) Tenant has committed and failed to cure a Default. If Tenant disagrees with Landlord's decision to deny approval, Tenant's sole remedy shall be to seek injunctive relief.

C.        Transfer Premiums. f Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Tenant from such Transfer. "Transfer Premium" shall mean, for a lease assignment, all consideration paid or payable therefor. "Transfer Premium" shall mean, for a sublease, all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred). "Transfer Premium" shall also include so-called "key money," or other bonus amount paid by Transferee to Tenant, and any payment in excess of fair market value for services rendered by Tenant to Transferee or in excess of Tenant's depreciated tax basis for assets, fixtures, inventory, equipment or furniture transferred by Tenant to Transferee. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee.

D.        Recapture. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving notice to Tenant within thirty (30) days after receipt of Tenant's notice of any proposed Transfer (other than a sublease of less than thirty percent (30%) of the rentable area of the Premises for a term no greater than five (5) years, which sublease shall be subject to all of the other terms and conditions of this Article 13), to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent or nominee, in which case the parties shall execute reasonable Transfer documentation promptly thereafter). If this Lease shall be canceled with respect to less than the entire Premises, the Rent herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party the parties shall execute written confirmation of the same. Tenant shall surrender and vacate the Subject Space when required hereunder in accordance with Article 23 and any failure to do so shall be subject to Article 24.

E.        Terms of Consent. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease, including Tenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease other space, any such rights being deemed personal to the initial Tenant, and (iv) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant and any Transferee relating to any Transfer, and shall have the right to make copies thereof. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (a) deem such sublease as merged and canceled and repossess the Subject Space by any lawful means, or (b) deem such termination as an assignment of such sublease to Landlord and not as a merger, and require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall commit a Default under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease).

G.        Certain Transfers. For purposes of this Lease, the term "Transfer" shall also include, and all of the foregoing provisions shall apply to: (i) the conversion, merger or consolidation of Tenant into a limited liability company or limited liability partnership, (ii) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or members, or a transfer of a majority of partnership or membership interests, within a twelve month period, or the dissolution of the partnership or company, and (iii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger consolidation or other reorganization of Tenant, or within a twelve month period: (a) the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason or gift or death) or (b) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's net assets.

ARTICLE 14:  PERSONAL PROPERTY, RENT AND OTHER TAXES

A.        Generally. Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon all fixtures, furnishings, personal property, systems and equipment located in or exclusively serving the Premises, and any Work to the Premises under Article 9 or other provisions of this Lease or related documentation. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the other property of Landlord. In the event any such items shall be assessed and billed with the other property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within ten (10) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of impositions applicable to Tenant's property. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Rent, utilities or services herein, the privilege of renting, using or occupying the Premises, or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered in connection herewith.

B.        Landlord's Personal Property. As of the date of this Lease, Landlord has certain owned personal property located at the Premises as set forth in Exhibit "C" attached hereto (the "Landlord's Personal Property"). To the extent such Landlord's Personal Property remains at the Premises upon the Delivery Date, Landlord does hereby agree to leave the Landlord's Personal Property at the Premises for Tenant's use during the Term of this Lease at no additional charge or expense to Tenant. Notwithstanding the foregoing, during the Term, Tenant shall be responsible for (i) the maintenance and repair of the Landlord's Personal Property in accordance with Article 8, subject to ordinary wear and tear, (ii) insuring the Landlord's Personal Property in accordance with Article 10 and (iii) surrendering possession of the Landlord's Personal Property upon expiration or earlier termination of this Lease or Tenant's right of possession as set forth in Article 23.

ARTICLE 15:  LANDLORD'S REMEDIES

A.        Default. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant and shall give rise to Landlord's remedies set forth in Paragraph B below: (i) failure to make when due any payment of Rent, unless such failure is cured within five (5) days after notice; (ii) failure to observe or perform any term or condition of this Lease other than the payment of Rent (or the other matters expressly described herein), unless such failure is cured within any period of time following notice expressly provided with respect thereto in other Articles hereof, or otherwise within a reasonable time, but in no event more than thirty (30) days following notice (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure promptly within such period, diligently seeks and keeps Landlord reasonably advised of efforts to cure such failure to completion, and completes such cure within, sixty (60) days following Landlord's notice); (iii) violating Article 13 respecting Transfers, or abandoning, vacating or failing to occupy the Premises for more than thirty (30) days, or removing or making arrangements to remove substantial portions of the furniture or other personal property from the Premises or any material portion thereof, or (iv) (a) making by Tenant of any general assignment for the benefit of creditors, (b) filing by or for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease, (e) Tenant's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, (f) Tenant's insolvency or failure, or admission of an inability, to pay debts as they mature, or (g) a violation by Tenant or any affiliate of Tenant under any other lease or agreement with Landlord or any affiliate thereof which is not cured within the time permitted for cure thereunder. If Tenant violates the same term or condition of this Lease on two (2) occasions during any twelve (12) month period, Landlord shall have the right to exercise all remedies for any violations of the same term or condition during the next twelve (12) months without providing further notice or an opportunity to cure. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law; provided, Landlord may elect to comply with such notice and cure periods provided by Law in lieu of the notice and cure periods provided herein.

B.        Remedies. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provision of this Lease:

 (1)        Landlord may terminate this Lease and Tenant's right of possession, reenter and repossess the Premises by summary proceedings or other lawful means, and recover from Tenant: (i) any unpaid Rent as of the termination date, (ii) the amount by which: (a) any unpaid Rent which would have accrued after the termination date during the balance of the Term exceeds (b) the reasonable rental value of the Premises under a lease substantially similar to this Lease, taking into account among other things the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and Costs of Reletting (as defined in Paragraph H below) that Landlord may incur in order to enter such replacement lease, (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease. For purposes of computing the amount of Rent herein that would have accrued after the termination date, Tenant's obligations for Taxes and Expenses shall be projected based upon the average rate of increase in such items from the Rent Commencement Date through the termination date (or if such period shall be less than three years, then based on Landlord's reasonable estimates). The amounts computed in accordance with the foregoing subclauses (a) and (b) shall both be discounted in accordance with accepted financial practice at the rate of four percent (4%) per annum to the then present value.

 (2)        Landlord may terminate Tenant's right of possession, reenter and repossess the Premises by summary proceedings or other lawful means, without terminating this Lease, and recover from Tenant: (i) any unpaid Rent as of the date possession is terminated, (ii) any unpaid Rent which thereafter accrues during the Term from the date possession is terminated through the time of judgment (or which may have accrued from the time of any earlier judgment obtained by Landlord), less any consideration received from replacement tenants as further described and applied pursuant to Paragraph H, below, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including all Costs of Reletting (as defined in Paragraph H below). Tenant shall pay any such amounts to Landlord as the same accrue or after the same have accrued from time to time upon demand. At any time after terminating Tenant's right to possession as provided herein, Landlord may terminate this Lease as provided in clause (1) above by notice to Tenant, and Landlord may pursue such other remedies as may be available to Landlord under this Lease or applicable Law.

C.        Mitigation of Damages. If Landlord terminates this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate Landlord's damages, except to the extent required by applicable Law. If Landlord has not terminated this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate under any circumstances and may permit the Premises to remain vacant or abandoned; in such case, Tenant may seek to mitigate damages by attempting to sublease the Premises or assign this Lease pursuant to Article 13. If Landlord is required to mitigate damages: (i) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space at the Building, (ii) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Building or other projects owned by Landlord or its affiliates in the same geographic area, before reletting all or any portion of the Premises, and (iii) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period, taking into account the factors described in clause B(l) above.

D.        Reletting. If this Lease or Tenant's right to possession is terminated, or Tenant abandons the Premises, Landlord may: (i) enter and secure the Premises, change the locks, install barricades, remove any improvements, fixtures or other property of Tenant therein, perform any decorating, remodeling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord's sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and (ii) relet all or any portion of the Premises (separately or as part of a larger space), for any rent, use or period of time (which may extend beyond the Term hereof), and upon any other terms as Landlord shall determine in Landlord's sole discretion, directly or as Tenant's agent (if permitted or required by applicable Law). The consideration received from such reletting shall be applied pursuant to the terms of Paragraph H hereof, and if such consideration, as so applied, is not sufficient to cover all Rent and damages to which Landlord may be entitled hereunder, Tenant shall pay any deficiency to Landlord as the same accrues or after the same has accrued from time to time upon demand, subject to the other provisions hereof.

E.        Specific Performance, Collection of Rent and Acceleration. Landlord shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and Tenant hereby waives any right to require that Landlord post a bond or other security in connection therewith, and (ii) sue for and collect any unpaid Rent which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable Law, in the event of any Default by Tenant, Landlord may terminate this Lease or Tenant's right to possession and accelerate and declare all Rent reserved for the remainder of the Term to be immediately due and payable (in which event, Tenant's obligations for Taxes and Expenses that would have accrued thereafter shall be projected in the manner described in Section B(1), above); provided the Rent so accelerated shall be discounted in accordance with accepted financial practice at the rate of four percent (4%) per annum to the then present value, and Landlord shall, after receiving payment of the same from Tenant, be obligated to turn over to Tenant any actual net reletting proceeds (net of all Costs of Reletting) thereafter received during the remainder of the Term, up to the amount so received from Tenant pursuant to this provision.

F.        Late Charges, Interest, and Returned Checks. Tenant shall pay, as additional Rent, a service charge of five percent (5%) of the delinquent amount, if any portion of Rent is not received within five (5) days of when due. In addition, any Rent not paid when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord. Such service charges and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. If Landlord receives two (2) or more checks from Tenant which are returned by Tenant's bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier's checks (without limiting Landlord's other remedies). All bank service charges resulting from any returned checks shall be borne by Tenant.

G.        Landlord's Cure of Tenant Defaults. If Tenant fails to perform any obligation under this Lease after the applicable notice and cure period (except that no notice shall be required in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional Rent, for all reasonable expenses incurred by Landlord in performing such obligation and interest thereon at the Default Rate from the date such expenses were incurred. Landlord's performance of Tenant's obligations hereunder shall not be deemed a waiver or release of Tenant therefrom.

H.        Other Matters. No re-entry or repossession, repairs, changes, alterations and additions, reletting, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, nor shall the same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express notice of such intention is sent by Landlord to Tenant. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not therefor reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. All rent and other consideration paid by any replacement tenants shall be applied at Landlord's option: (i) first, to the Costs of Reletting, (ii) second, to the payment of all costs of enforcing this Lease against Tenant or any Guarantor, (iii) third, to the payment of all interest and service charges accruing hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if any, to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due (and with any remaining residue to be retained by Landlord). "Costs of Reletting" shall include without limitation, all reasonable costs and expenses incurred by Landlord for any repairs or other matters described in Paragraph D above, brokerage commissions, advertising costs, attorneys' fees and any economic incentives given to enter leases with replacement tenants. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease, or Tenant's right to possession, after this Lease, or Tenant's right to possession, is terminated based on a Default by Tenant.

ARTICLE 16:  SECURITY DEPOSIT

Tenant shall deposit with Landlord the amount set forth in Article 1 ("Security Deposit"), upon Tenant's execution and submission of this Lease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. If Tenant commits a Default, or owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant's obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within fifteen (15) days after notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord's general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) within fifteen (15) days after Tenant (or such assignee) has vacated the Premises in accordance with Article 23.

ARTICLE 17:  ATTORNEYS' FEES, JURY TRIAL, COUNTERCLAIMS AND VENUE

In the event of any litigation between the parties relating to this Lease, the Premises or Building (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings), the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs as part of the judgment, award or settlement therein. In the event of a breach of this Lease by either party which does not result in litigation but which causes the non-breaching party to incur attorneys' fees or costs, the breaching party shall reimburse such fees and costs to the nonbreaching party upon demand. If either party or any of its officers, directors, trustees, beneficiaries, partners, agents, affiliates or employees shall be made a party to any litigation commenced by or against the other party and is not at fault, the other party shall pay all costs, expenses and reasonable attorneys' fees incurred by such parties in connection with such litigation. IN THE INTEREST OF OBTAINING A SPEEDIER AND LESS COSTLY HEARING OF ANY DISPUTE, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF OR RELATING TO THIS LEASE, THE PREMISES OR THE BUILDING. Although such jury waiver is intended to be self-operative and irrevocable, Landlord and Tenant each further agree, if requested, to confirm such waivers in writing at the time of commencement of any such action, proceeding or counterclaim. If Landlord commences any summary proceedings or other action seeking possession of the Premises, Tenant agrees not to interpose by consolidation of actions, any counterclaim, claim of set-off, recoupment or deduction of Rent, or other claim seeking affirmative relief of any kind (except a mandatory or compulsory counterclaim which Tenant would forfeit if not so interposed). Any action or proceeding brought by either party against the other for any matter arising out of or in any way relating to this Lease, the Premises or the Building, shall be heard, at Landlord's option, in the court having jurisdiction located closest to the Building.

ARTICLE 18:  SUBORDINATION, ATTORNMENT AND LENDER PROTECTION

This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property. Whether before or after any foreclosure or power of sale proceedings are initiated or completed by any Lender or a deed in lieu is granted, Tenant agrees upon written request of any such Lender or any purchaser at such sale, to attorn and pay Rent to such party, and recognize such party as Landlord (provided such Lender or purchaser shall agree not to disturb Tenant's occupancy so long as Tenant does not Default hereunder, on a form customarily used by, or otherwise reasonably acceptable to, such party). However, in the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (arising prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any modification of this Lease not consented to by such Lender. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control, including time to obtain possession of the Building by appointment of receiver, power of sale or judicial action). Should any current or prospective Lender require a modification or modifications to this Lease which will not cause an increased cost or otherwise materially and adversely change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease shall be so modified. Except as expressly provided to the contrary herein, the provisions of this Article shall be self-operative; however Tenant shall execute and deliver, within ten (10) days after request, such documentation as Landlord or any Lender may request from time to time, whether prior to or after a foreclosure or power of sale proceeding is initiated or completed or a deed in lieu is delivered, in order to further confirm or effectuate the matters set forth in this Article in recordable form. Landlord shall obtain a Subordination, Non-Disturbance and Attornment Agreement (SNDA) in the form attached hereto as Exhibit F from its existing Superior Mortgagee within sixty (6) days of execution and delivery of this Lease.

ARTICLE 19:  ESTOPPEL CERTIFICATES

Tenant shall from time to time, within ten (10) days after written request from Landlord, execute, acknowledge and deliver a statement certifying: (i) that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or specifying the ground for claiming that this Lease is not in force and effect), (ii) the dates to which the Rent has been paid, and the amount of any Security Deposit and Advance Rent, (iii) that Tenant is in possession of the Premises, and paying Rent on a current basis with no offsets, defenses or claims, or specifying the same if any are claimed, (iv) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord or Tenant which are pertinent to the request, or specifying the same if any are claimed, and (v) certifying such other matters, and including such current financial statements, as Landlord may reasonably request, or as may be requested by Landlord's current or prospective Lenders, insurance carriers, auditors, and prospective purchasers (and including a comparable certification statement from any subtenant respecting its sublease). Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, Tenant shall be deemed to have agreed with the matters set forth therein.

ARTICLE 20:  RIGHTS RESERVED BY LANDLORD

Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

A.        General Matters. To: (i) change the name or street address of the Building or Property or designation of the Premises, (ii) install and maintain signs on the exterior and interior of the Property, and grant any other Person the right to do so, (iii) retain at all times, and use in appropriate instances, keys to all doors within and into the Premises, (iv) grant to any Person the right to conduct any business or render any service at the Property, whether or not the same are similar to the use permitted Tenant by this Lease, (v) grant any Person the right to use separate security personnel and systems respecting access to their premises, (vi) have access for Landlord and other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Postal Service (and to install or remove such chutes), and (vii) in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition or threat thereof: (a) limit or prevent access to the Building, (b) shut down elevator service, or activate elevator emergency controls, and (c) otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants of the Building or the protection of the Property and other property located thereon or therein (but this provision shall impose no duty on Landlord to take such actions, and no liability for actions taken in good faith.

B.        Access To Premises. To enter the Premises with reasonable prior notice to Tenant in order to: (i) inspect, (ii) supply cleaning service or other services to be provided Tenant hereunder, (iii) show the Premises to current and prospective Lenders, insurers, purchasers, tenants, brokers and government authorities, (iv) decorate, remodel or alter the Premises if Tenant shall abandon the Premises at any time, or shall vacate the same during the last one hundred twenty (120) days of the Term (without thereby terminating this Lease), and (v) perform any work or take any other actions under Paragraph (C) below, or exercise other rights of Landlord under this Lease or applicable Laws. However Landlord shall: (a) provide reasonable advance written or oral notice to Tenant's on-site manager or other appropriate person for matters which will involve a significant disruption to Tenant's business (except in emergencies) and (b) take reasonable steps to minimize any significant disruption to Tenant's business, and following completion of any work, return Tenant's leasehold improvements, fixtures, property and equipment to the original locations and condition to the fullest extent reasonably possible. Tenant shall not place partitions, furniture or other obstructions in the Premises which may prevent or impair Landlord's access to the Systems and Equipment for the Building or the systems and equipment for the Premises. If Tenant requests that any such access occur before or after Landlord's regular business hours and Landlord approves, Tenant shall pay all overtime and other additional costs in connection therewith.

C.        Changes To The Building. To: (i) paint and decorate, (ii) perform repairs or maintenance, and (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise, in and to the Building or any part thereof, or change the uses thereof (including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, elevators, stairs, solar tint windows or film, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Property for any other adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, Landlord may among other things erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate. However, Landlord shall: (a) take reasonable steps to minimize or avoid any denial of access to the Premises except when necessary on a temporary basis, and (b) in connection with entering the Premises shall comply with Paragraph B above.

ARTICLE 21:  LANDLORD'S RIGHT TO CURE

If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after notice thereof by Tenant (provided, if the nature of Landlord's failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such period and thereafter diligently seeks to cure such failure to completion). If Landlord shall default and fail to cure as provided herein, Tenant shall have such rights and remedies as may be available to Tenant under applicable Laws, subject to the other provisions of this Lease; provided, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, or terminate this Lease, and Tenant hereby expressly waives the benefit of any Law to the contrary.

ARTICLE 22:  INDEMNIFICATION

Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, demands, losses, penalties, fines, fees, charges, assessments, liabilities, damages, judgments, orders, decrees, actions, administrative or other proceedings, costs and expenses (including court costs, attorneys' fees, and expert witness fees), and any diminution in value or loss or interference with the transfer, use or enjoyment of the Premises, the Building or the Property or other property or business or affecting title thereto, howsoever caused, which directly or indirectly relate to or result wholly or in part from, or are alleged to relate to or arise wholly or in part from: (i) any violation or breach of this Lease or applicable Law by any Tenant Parties (as defined below), (ii) damage, loss or injury to persons, property or business occurring in, about or from the Premises, (iii) damage, loss or injury to persons, property or business directly or indirectly arising out of any Tenant Party's use of the Premises, the Building or the Property, or out of any other act or omission of any Tenant Parties. For purposes of this provision, "Tenant Parties" shall mean Tenant, any other occupant of the Premises and any of their respective agents, employees, invitees, Transferees and contractors. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the undertaking herein shall apply to claims in connection with or arising out of any "Work" as described in Article 9, the installation, maintenance, use or removal of any "Lines" as described in Article 29, the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release, discharge, spill or leak of any "Hazardous Material" as described in Article 30, and violations of Tenant's responsibilities respecting the Disabilities Acts as described in Article 31 (whether or not any of such matters shall have been theretofore approved by Landlord). Notwithstanding the foregoing to the contrary, the foregoing indemnity shall not apply to claims caused solely by the gross negligence or willful misconduct of the party seeking to be indemnified.

ARTICLE 23:  RETURN OF POSSESSION

At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall vacate and surrender possession of the entire Premises and the Landlord's Personal Property in the condition required under Article 8 and the Rules, ordinary wear and tear excepted, shall surrender all keys and key cards, and any parking transmitters, stickers or cards, to Landlord, and shall remove all personal property and office trade fixtures (except Landlord's Personal Property) that may be readily removed without damage to the Premises, the Building or the Property. All improvements, fixtures and other items, including ceiling light fixtures, HVAC equipment, plumbing fixtures, hot water heaters, fire suppression and sprinkler systems, "Lines" under Article 29, interior stairs, wall coverings, carpeting and other flooring, blinds, drapes and window treatments, in or serving the Premises, whether installed by Tenant or Landlord, and Landlord's Personal Property, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant, unless Landlord elects otherwise as provided herein. If prior to such termination Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items in a good and workmanlike manner; provided, Landlord shall not require removal of customary office improvements installed with Landlord's written approval (except as expressly and reasonably required by Landlord in connection with granting such approval). If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so and Tenant shall pay Landlord's charges therefor upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession, shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same. Tenant hereby waives any statutory notices to vacate or quit the Premises upon expiration of this Lease.

ARTICLE 24:  HOLDING OVER

Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 150% of the amount of Rent then applicable prorated on a per diem basis for each day Tenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Lease as required under Article 24 (the "Holdover Rent"). In the event that Tenant shall fail to vacate or surrender possession of the Premises or any part thereof for more than thirty (30) days after expiration or earlier termination of this Lease as required under Article 24, then, in addition to Holdover Rent, Tenant shall be liable for all damages (direct and consequential) sustained by Landlord on account thereof. Tenant shall pay such amounts on demand, and, in the absence of demand, monthly in advance. The foregoing provisions, and Landlord's acceptance of any such amounts, shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain a tenant-at-sufferance bound to comply with all provisions of this Lease until Tenant properly vacates the Premises, and shall be subject to the provisions of Article 24). Landlord shall have the right at any time after expiration or earlier termination of this Lease or Tenant's right to possession to reenter and possess the Premises and remove all property and persons therefrom, and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable Laws.

ARTICLE 25:  NOTICES

Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Building, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by nationally recognized air courier service, or United States certified mail, return receipt requested, postage prepaid, or hand delivery (with evidence of signature for reciept if hand delivered to Landlord) to the parties at the addresses set forth in Article 1, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third (3rd) business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

ARTICLE 26:  REAL ESTATE BROKERS

Tenant represents that Tenant has dealt only with the broker, if any, designated in Article 1 (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker, agent or finder in connection with this Lease, and agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease.

ARTICLE 27:  NO WAIVER

No provision of this Lease will be deemed waived by either party unless expressly waived in writing and signed by the waiving party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord directly or through any agent or lock-box arrangement shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease (and Landlord reserves the right to return or refund any untimely payments if necessary to preserve Landlord's remedies). No acceptance of a lesser amount of Rent shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any-other term or provision from, or providing directory listings or services for, any Person other than Tenant shall not constitute a waiver of Landlord's right to approve any Transfer. No delivery to, or acceptance by, Landlord or its agents or employees of keys, nor any other act or omission of Tenant or Landlord or their agents or employees, shall be deemed a surrender, or acceptance of a surrender, of the Premises or a termination of this Lease, unless stated expressly in writing by Landlord.

ARTICLE 28:  SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

A.        The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 10. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

B.        Landlord has advised Tenant that it will be installing, in the Building, a security system, which security system shall be designed and shall contain such protections as shall be determined by Landlord. The security system is presently intended to include a card reader system, with Tenant being entitled, free of charge, to fifty (50) access cards. Tenant agrees that if any employee of Tenant is no longer working at the Premises, it shall use reasonable efforts to have such employee return his or her access card (failing which Tenant shall so advise Landlord and Landlord shall have the right to reprogram the security system so that the applicable card will no longer allow access to the Building). Landlord will provide Tenant with additional access cards, upon request of Tenant, however, Landlord shall be entitled to charge $25.00 for each additional card.

ARTICLE 29:  TELECOMMUNICATION LINES

A.        Telecommunication Lines. Subject to Landlord's continuing right of supervision and approval, and the other provisions hereof, Tenant may: (i) install telecommunication lines ("Lines") connecting the Premises to Landlord's terminal block on the floor or floors on which the Premises are located, or (ii) use such Lines as may currently exist and already connect the Premises to such terminal block. Landlord disclaims any representations, warranties or understandings concerning the capacity, design or suitability of Landlord's riser Lines or related equipment. If there is, or will be, more than one tenant on any floor, at any time, Landlord may allocate, and periodically reallocate, connections to the terminal block based on the proportion of square feet each tenant occupies on such floor, or the type of business operations or requirements of such tenants, in Landlord's reasonable discretion. Landlord may arrange for an independent contractor to review Tenant's requests for approval hereunder, monitor or supervise Tenant's installation, connection and disconnection of Lines, and provide other such services, or Landlord may provide the same. In each case, Tenant shall pay Landlord's fees and costs therefor as provided in Article 9.

B.        Installation. Tenant may install and use Tenant's Lines and make connections and disconnections at the terminal blocks as described above, provided Tenant shall: (i) obtain Landlord's prior written approval of all aspects thereof, (ii) use an experienced and qualified contractor designated or approved in writing in advance by Landlord (whom Landlord may require to enter an access and indemnity agreement on Landlord's then standard form of agreement therefor), (iii) comply with such inside wire standards as Landlord may adopt from time to time, and all other provisions of this Lease, including Article 9 respecting Work, and the Rules respecting access to the wire closets, (iv) thoroughly test any riser Lines to which Tenant intends to connect any Lines to ensure that such riser Lines are available and are not then connected to or used for telephone, data transmission or any other purpose by any other party (whether or not Landlord has previously approved such connections), and not connect to any such unavailable or connected riser Lines, and (v) not connect any equipment to the Lines which may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, unless the Lines therefor (including riser Lines) are appropriately insulated to prevent such excessive electromagnetic fields or radiation (and such insulation shall not be provided by the use of additional unused twisted pair Lines). As a condition to permitting installation of new Lines, Landlord may require that Tenant remove any existing Lines located in or serving the Premises.

C.        Limitation of Liability. Unless due solely to Landlord's intentional misconduct or grossly negligent acts, Landlord shall have no liability for damages arising, and Landlord does not warrant that the Tenant's use of the Lines will be free, from the following (collectively called "Line Problems"): (i) any eavesdropping, wire-tapping or theft of long distance access codes by unauthorized parties, (ii) any failure of the Lines to satisfy Tenant's requirements, or (iii) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by or in connection with the installation, maintenance, replacement, use or removal of any other Lines or equipment at the Building by or for other tenants at the Building, by any failure of the environmental conditions at or the power supply for the Building to conform to any requirements of the Lines or any other problems associated with any Lines or by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of any Rent or other charges under the Lease, or relieve Tenant from performance of Tenant's obligations under the Lease as amended herein. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

ARTICLE 30: HAZARDOUS MATERIALS

A.        Hazardous Materials. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, discharge, spill or leak any "Hazardous Material" (as defined below), or permit Tenant's employees, agents, contractors, or other occupants of the Premises to engage in such activities on or about the Building or the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily and lawfully used in the business which Tenant is permitted to conduct in the Premises under this Lease but only as an incidental and minor part of such business, and provided: (i) such substances shall be properly labeled, contained, used and stored only in small quantities reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Laws, highest prevailing standards, and the manufacturers' instructions therefor, and as Landlord shall reasonably require, (ii) Tenant shall provide Landlord with ten (10) days advance notice and current Material Safety Data Sheets ("MSDSs") therefor, and Landlord reserves the right to prohibit or limit such substances in each such instance, (iii) such substances shall not be disposed of, released, discharged or permitted to spill or leak in or about the Premises, the Building or the Property (and under no circumstances shall any Hazardous Material be disposed of within the drains or plumbing facilities in or serving the Premises, the Building or the Property or in any other public or private drain or sewer, regardless of quantity or concentration), (iv) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal in approved containers directly with a qualified and licensed disposal company at a lawful disposal site, and (v) any remaining such substances shall be completely, properly and lawfully removed from the Building or the Property upon expiration or earlier termination of this Lease.

B.        Notifications and Records. Tenant shall immediately notify Landlord of: (i) any inspection, enforcement, cleanup or other regulatory action taken or threatened by any regulatory authority with respect to any Hazardous Material on or from the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury claimed to have resulted from any Hazardous Material on or from the Premises, (iii) any release, discharge, spill, leak, disposal or transportation of any Hazardous Material on or from the Premises in violation of this Article, and any damage, loss or injury to persons, property or business resulting or claimed to have resulted therefrom, and (iv) any matters where Tenant is required by Law to give a notice ' to any regulatory authority respecting any Hazardous Materials on or from the Premises. Landlord shall have the right (but not the obligation) to notify regulatory authorities concerning actual and claimed violations of this Article. Tenant shall immediately upon written request from time to time provide Landlord with copies of all MSDSS, permits, approvals, memos, reports, correspondence, complaints, demands, claims, subpoenas, requests, remediation and cleanup plans, and all papers of any kind filed with or by any regulatory authority and any other books, records or items pertaining to Hazardous Materials that are subject to the provisions of this Article (collectively referred to herein as "Tenant's Hazardous Materials Records").

C.        Clean Up Responsibility. If any Hazardous Material is released, discharged or disposed of, or permitted to spill or leak, in violation of the foregoing provisions, Tenant shall immediately and properly clean up and remove the Hazardous Materials from the Premises, the Building or the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord) in compliance with applicable Laws and then prevailing industry practices and standards, at Tenant's expense (without limiting Landlord's other remedies therefor). Such clean up and removal work ("Tenant Remedial Work") shall be considered Work under Article 9 and subject to the provisions thereof, including Landlord's prior written approval (except in emergencies), and any testing, investigation, feasibility and impact studies, and the preparation and implementation of any remedial action plan required by any court or regulatory authority having jurisdiction or reasonably required by Landlord. In connection therewith, Tenant shall provide documentation evidencing that all Tenant Remedial Work or other action required hereunder has been properly and lawfully completed (including a certificate addressed to Landlord from a environmental consultant reasonably acceptable to Landlord, in such detail and form as Landlord may reasonably require). If any Hazardous Material is released, discharged, disposed of or permitted to spill or leak on or about the Building or the Property and is not caused by Tenant or other occupants of the Premises, or their agents, employees, Transferees, or contractors, such release, discharge, disposal, spill or leak shall be deemed casualty damage under Article 11 to the extent that the Premises and Tenant's use thereof is affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under this Lease.

D.        Hazardous Material Defined. The term "Hazardous Material" for purposes hereof shall include, but not be limited to: (i) any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy material or waste or component thereof, (ii) petroleum-based products, diesel fuel, paints, solvents, lead, radioactive materials, cyanide, biohazards, medical and infectious waste and "sharps", printing inks, acids, DDT, pesticides, ammonia compounds, and any other items which now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which require investigation or remediation under any Law or governmental policy, and (iii) any item defined as a "hazardous substance", "hazardous material", "hazardous waste", "regulated substance" or "toxic substance" under any federal, state or local Laws, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time.

E.        Fees, Taxes, Fines and Remedies. Tenant shall pay, prior to delinquency, any and all fees, taxes (including excise taxes), penalties and fines arising from or based on Tenant's activities involving Hazardous Material on or about the Premises or the Building or the Property, and shall not allow such obligations to become a lien or charge against the Building or the Property or Landlord.

ARTICLE 31: DISABILITIES ACTS

The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder ("ADA"), and any similarly motivated state and local Laws ("Local Barriers Acts"), as the same may be amended and supplemented from time to time (collectively referred to herein as the "Disabilities Acts") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and Building depending on, among other things: (i) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (ii) whether such requirements are "readily achievable", and (iii) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall perform any required ADA Title III and related Local Barriers Acts compliance in the common areas, and the Building and Premises generally except as provided herein, (b) Tenant shall perform any required ADA Title III and related Local Barriers Acts compliance in the Premises related to or arising from Tenant's particular use or occupancy of the Premises, or the condition of the Premises as kept by Tenant, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III and related Local Barriers Acts "path of travel" and other requirements triggered by any alterations in the Premises made by, at the request or on behalf of the Tenant. Tenant shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to Tenant's employees, and Landlord shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to Landlord's employees.

ARTICLE 32: DEFINITIONS

(A)           "Building" shall mean the structure identified in Article 1.

(B)           "Building Hours" shall mean 8:00 A.M. to 6:00 P.M. Monday through Friday, and 9:00 A.M. to 1:00 P.M. on Saturday excluding Holidays.

(C)           "Common Areas" shall mean the exterior areas within the Property not located within any building.

(D)           "Condominium Association" shall mean Broken Sound Corporate Center Condominium Association, Inc., a Florida not-for-profit corporation.

(E)           "Default Rate" shall mean ten percent (10%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

(F)           "Expenses" shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature relating to the ownership, management, repair, maintenance, replacement, insurance and operation of the Property, including any amounts paid for: (i) utilities for the Building, including electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (ii) permits and licenses necessary to operate, manage and lease the Building, (iii) costs of complying with Laws, including compliance with the "Disabilities Acts" (as described in Article 31), (iv) insurance applicable to the Building, not limited to that required under this Lease, and which may include windstorm, terrorism, boiler, rent loss, workers' compensation and employers' liability, builders' risk, automobile and other coverages, including a reasonable allocation of costs under any blanket policies, (v) supplies, materials, tools, equipment, uniforms, and vehicles used in the operation, repair, maintenance, security, and other services for the Building, including rental, installment purchase and financing agreements therefor and interest thereunder, (vi) accounting, legal, inspection, consulting, concierge, janitorial, trash removal and other services, (vii) management company fees, (viii) wages, salaries and other compensation and benefits (including health, life and disability insurance, savings, retirement and pension programs, and the fair value of any parking privileges, including those provided through collective bargaining agreements) for any manager and other personnel or parties engaged in the operation, repair, maintenance, security or other services for the Building, and employer's FICA contributions, unemployment taxes or insurance, any other taxes which may be levied on such wages, salaries, compensation and benefits, and data or payroll processing expenses relating thereto (if the manager or other personnel handle other properties, the foregoing expenses shall be allocated appropriately between the Building and such other properties), (ix) payments pursuant to any easement, cross or reciprocal easement, operating agreement, development and/or parking rights agreement, declaration, covenant, or other agreement or instrument pertaining to the payment or sharing of costs for common or parking areas or other matters (except to the extent included in Taxes hereunder), (x) assessments payable to the Condominium Association in which the Landlord is a member and, to the Master Association under the Master Declaration, with respect to the Common Areas and with respect to the other real property subject to the Master Declaration, (xi) the costs of operating and maintaining any on-site office at the Building, including the fair rental value thereof, and (xii) operation, maintenance, repair, installation, replacement, inspection, testing, painting, decorating and cleaning of the Building, including: (a) Building identification and monument signs, directional signs, traffic signals and markers, flagpoles and canopies, (b) sidewalks, curbs, stairways, parking structures, lots, loading and service areas and driveways, (c) storm and sanitary drainage systems, (d) irrigation systems, (e) elevators, "Lines" under Article 29, and other Systems and Equipment, (f) interior and exterior flowers and landscaping, and (g) all other portions, facilities, features and amenities of the Property, including common area fixtures, equipment and other items therein or thereon, floors, floor coverings, corridors, ceilings, foundations, walls, wall-coverings, restrooms, lobbies, trash compactors, doors, locks and hardware, windows, gutters, downspouts, roof flashings and roofs. The foregoing provision is for definitional purposes only and shall not be construed to impose any obligation upon Landlord to incur such expenses. Landlord may retain independent contractors (or affiliated contractors at market rates) to provide any services or perform any work, in which case the costs thereof shall be deemed Expenses. If any components of Expenses are not applicable to the ground floor retail tenants of the Property (e.g. if a ground floor retail tenant, in lieu of the Tenant's Share of such Expenses, the Tenant's pro rata share thereof shall be a fractional portion of such costs, the numerator of which shall be the rentable area of the Premises and the denominator of which shall be the rentable area of the Building less the rentable area of the ground floor retail tenants of the Building.

In the event that the Condominium Association is dissolved or is at any time not maintaining the Common Areas, Expenses shall also include an equitable allocation (as reasonably determined by Landlord) of the Expenses incurred by Landlord or its designee to maintain, repair, replace and operate the Common Areas of the Property (excluding costs solely applicable to any building).

Expenses shall not, however, include:

(1)           costs relating exclusively to any building on the Property other than the Building;

(2)           depreciation, interest and amortization on any Mortgages and other debt costs or ground lease payments (except interest on the cost of capital expenditures to the extent permitted below); legal fees in connection with leasing, tenant disputes or enforcement of leases; real estate brokers' leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to, and paid directly by, any tenant; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (excluding payments by tenants for Taxes and Expenses);

(3)           capital expenditures, except those: (i) made primarily to reduce Expenses, or to comply with Laws or insurance requirements imposed after the Building was constructed, or (ii) for replacements or upgrades of nonstructural items located in the common areas of the Building required to keep such areas in first class condition. To the extent that any such permitted capital expenditure exceeds $5,000, such excess shall be amortized for purposes of this Lease over the shorter of: (x) the period during which the reasonably estimated savings in Expenses equals the expenditure, or (y) the useful life of the item, but in no event more than ten (10) years; provided, Landlord may elect any longer period in Landlord's discretion. In each such case, Landlord may include interest on the unamortized amount at the prevailing loan rate available to Landlord when the cost was incurred; or

(4)           any costs incurred for artworks whether or not used to decorate the lobby of the Building.

(G)           "Holidays" shall mean all federal holidays, including New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Veterans' Day, Thanksgiving Day and Christmas Day.

(H)           "Landlord" shall mean only the landlord from time to time, except for purposes of any provisions defending, indemnifying and holding Landlord harmless hereunder, "Landlord" shall include past, present and future landlords and their respective partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

(I)            "Law" or "Laws" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the State of Florida, and decisions of federal courts applying the Laws of such State, at the time in question. This Lease shall be interpreted and governed by the Laws of the State of Florida.

(J)            "Lender" shall mean the holder of any Mortgage at the time in question.

(K)           "Master Association" means Arvida Park of Commerce West Association, Inc., a Florida not-for-profit corporation.

(L)           "Master Declaration" means the Declaration of Covenants and Restrictions for Arvida Park of Commerce West as recorded in Official Records Book 2873, Page 745 of the Public Records of Palm Beach County, Florida, as amended.

(M)          "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

(N)           "Person" shall mean an individual, trust, partnership, limited liability company, joint venture, association, corporation and any other entity.

(O)           "Premises" shall mean the area within the Building identified in Article 1 and Exhibit "A". Possession of areas necessary for utilities, services, safety and operation of the Building, including the Systems and Equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Building thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant.

(P)           "Rent" shall have the meaning specified therefor in Article 4.

(Q)           "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any elevators, escalators or other mechanical, electrical, electronic, computer or other systems or equipment for the Building, except to the extent that any of the same serves particular tenants exclusively (and "systems and equipment" without capitalization shall refer to such of the foregoing items serving particular tenants exclusively).

(R)           "Taxes" shall mean all amounts (unless required by Landlord to be paid under Article 14) for federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature in connection with the ownership, leasing and operation of the Building, whether foreseen or unforeseen, general, special, ordinary or extraordinary (including real estate and ad valorem taxes, general and special assessments, interest on special assessments paid in installments, transit taxes, water and sewer rents, use or occupancy taxes, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes, personal property taxes). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the Taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital stock levy or otherwise, or on or measured by the rents, income or gross receipts received therefrom, then such new or altered taxes attributable to the Building shall be included within the term "Taxes," except that the same shall not include any portion of such tax attributable to other income of Landlord not relating to the Building. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Building (whether based on a sale, change in ownership or refinancing of the Building or otherwise), increases in tax rates, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Building).

(S)           "Tenant" shall be applicable to one or more Persons as the case may be, the singular shall include the plural, and if there be more than one Tenant, the obligations thereof shall be joint and several. When used in the lower case, 'tenant' shall mean any other tenant, subtenant or occupant of the Building.

(T)           "Tenant's Share" shall be the percentage set forth in Article 1, which percentage has been determined by dividing the rentable area of the Building into the rentable area of the Premises.

(U)           "Uncontrollable Expenses" shall mean all expenses, costs and amounts of every kind and nature relating to the Property, including any amounts paid for: (i) Taxes, real property taxes, assessments (general, special, public and private and governmental charges or impositions of any kind or nature whatsoever levied or assessed against the Property (including all costs reasonably incurred by Landlord in connection with any proceeding brought by Landlord to reduce, abate or limit the increase of said amounts); (ii) payments, assessments, fees and costs due to the Condominium Association under the applicable declaration of condominium, under the Master Declaration, or pursuant to any easement, cross or reciprocal easement, operating agreement, development and/or parking rights agreement, declaration, covenant or other agreement or instrument pertaining to the payment or sharing of costs for common or parking areas or other matters of any kind or nature whatsoever levied or assessed against the Property; (iii) costs of permits and licenses necessary to operate, manage and lease the Property; (iv) insurance premiums applicable to the Property, not limited to that required under the Lease, and which may include windstorm, terrorism, boiler, rent loss, workers' compensation and employers' liability, builders' risk, automobile and other coverages, including a reasonable allocation of costs under any blanket policies and/or other insurance maintained in connection with the ownership, operation, maintenance or management of the Property together with any insurance deductible paid by Landlord in connection therewith; and (v) impositions, charges or fees of whatever kind or nature for water, sewer, gas, electric or other utilities with respect to the Property and security, janitorial, trash removal, and other services provided by Landlord in connection with Article 6 of the Lease. In the event that the Condominium Association is dissolved or is at any time not maintaining the Common Areas, Uncontrollable Expenses shall also include an equitable allocation (as reasonably determined by Landlord) of the Expenses incurred by Landlord or its designee to maintain, repair, replace and operate the Common Areas of the Property (excluding costs solely applicable to any building other than the Building).

ARTICLE 33: RENEWAL OPTION

Tenant shall have and is hereby granted one (1) option to extend the Lease Term for a period of five (5) years (the "Renewal Term"), upon the same terms, covenants, conditions and Rent as set forth herein, subject to adjustments to Rent as described below; provided that (i) Tenant is not in default of this Lease beyond the applicable grace period at the time of exercise of the renewal option; (ii) Tenant is not in default beyond the applicable grace period on the date of commencement of the Renewal Term, and (iii) Tenant has not paid the Base Rent beyond the applicable grace period, if any on three (3) or more occasions. Tenant may exercise the renewal option only by giving irrevocable and unconditional notice thereof to Landlord not less than nine (9) months prior to the expiration of the initial Lease Term. Should Tenant fail to give Landlord such timely written notice, Tenant's right of renewal shall automatically expire. Time is of the essence of this provision. The Rent for the Renewal Term shall be the greater of (a) the prevailing market rate for renewal leases for similar space in comparable buildings for similar inducements and lease term in the Arvida Park of Commerce area ire Boca Raton, Florida as reasonably determined by Landlord, and (b) three percent (3%) above the Rent for the immediately preceding Lease year; with comparable adjustment each.

ARTICLE 34: MISCELLANEOUS

A.        Captions and Interpretation. The captions of the Articles and Paragraphs of this Lease, and any computer highlighting of changes from earlier drafts, are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. Tenant acknowledges that it has read this Lease and that it has had the opportunity to confer with counsel in negotiating this Lease; accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms. The neuter shall include the masculine and feminine, and the singular shall include the plural. The term "including" shall be interpreted to mean "including, but not limited to."

B.        Survival of Provisions. All obligations (including indemnity, Rent and other payment obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

C.        Severability. If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal, or unenforceable generally or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions or the remaining portion thereof, or its enforceability with respect to any other party.

D.        Short Form Lease. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant, but Landlord or any Lender may elect to record a short form of this Lease, in which case Tenant shall promptly execute, acknowledge and deliver the same on a form prepared by Landlord or such Lender.

E.        Light, Air and Other Interests. This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view visible from the Premises, nor any easements, licenses or other interests unless expressly contained in this Lease.

F.        Authority. If Tenant is any form of corporation, partnership, limited liability company or partnership, association or other organization, Tenant and all Persons signing for Tenant below hereby represent that this Lease has been fully authorized and no further approvals are required, and Tenant is duly organized, in good standing and legally qualified to do business in the Premises (and has any required certificates, licenses, permits and other such items).

G.       Financial Statements. Tenant shall, within ten (10) days after request from time to time, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Tenant's then most recent full and partial fiscal year preceding such request, certified by Tenant's chief financial officer, in form reasonably satisfactory to Landlord, but Tenant shall not be required to update or prepare any statements more current than those submitted to the SEC in the ordinary course of business.

H.        Successors and Assigns; Transfer of Property and Security Deposit. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties' respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to Article 13 respecting Transfers and Article 18 respecting rights of Lenders. Subject to Article 18, if Landlord shall convey or transfer the Property or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed all of Landlord's obligations under this Lease accruing during such party's ownership, including the return of any Security Deposit (provided Landlord shall have turned over such Security Deposit to such party), and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

I.         Limitation of Landlord's Liability. Tenant agrees to look solely to Landlord's interest in the Building for the enforcement of any judgment, award, order or other remedy under or in connection with this Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Building or Premises. Under no circumstances shall any present or future, direct or indirect, principals, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters.

J.        Confidentiality. Tenant shall keep the content and all copies of this Lease, related documents or amendments now or hereafter entered, and all proposals, materials, information) and matters relating thereto strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, except to the extent reasonably required for proper business purposes by Tenant's employees, attorneys, insurers, auditors, lenders and Transferees (and Tenant shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required by Law or court proceedings.

K.        Parking. Landlord reserves the right to: (x) adopt requirements or procedures pertaining to parking, including parking stickers, key cards or any other devices or forms of identification, (y) assign specific spaces, and reserve spaces for disabled persons, and other tenants, customers of tenants or other parties, and (z) restrict or prohibit parking of commercial vehicles. Landlord reserves the right to close portions of the parking area in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, condemnation, act of God or governmental requirement, or any other reason beyond Landlord's reasonable control. As a condition to the use of such parking spaces, Landlord may require that Tenant and/or each individual using such parking spaces comply with such further reasonable documentation as Landlord or any parking facility management company for the Building may reasonably require. As set forth in Article 1, nothing herein shall require the payment of any additional fee or charge of any kind from Tenant, its employees, guests, or invitees with respect to the 70 parking spaces available for Tenant's use hereunder.

L.        Disclosure. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information may be obtained from your county public health unit.

M.       Force Majeure. Anything in this Lease to the contrary notwithstanding, neither party shall be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease (other than the payment of money) if same shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, inability to obtain any material or service, through an act of God or any other cause reasonably beyond the control of such party. The time for a party's performance shall be extended as a result of the foregoing.

ARTICLE 35: ENTIRE AGREEMENT

This Lease, together with the Riders, Exhibits and other documents listed in Article 1 (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Premises, the Building or the Property, suitability of the same for Tenant's business, the current or future amount of Taxes or Expenses or any component thereof, the amount of rent or other terms applicable under other leases at the Building, whether Landlord is furnishing the same utilities or services to other tenants at all, on the same level or on the same basis, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. TENANT HAS RELIED ON TENANT'S INSPECTIONS AND DUE DILIGENCE IN ENTERING THIS LEASE, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE HABITABILITY, CONDITION OR SUITABILITY OF THE PREMISES, THE BUILDING OR PROPERTY FOR ANY PARTICULAR PURPOSE OR ANY OTHER MATTER NOT EXPRESSLY CONTAINED HEREIN. Neither this Lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.

The provisions of this Article shall survive the expiration or earlier termination of this Lease.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

WITNESSES:	LANDLORD:

6800 Broken Sound LLC, a Florida limited liability company

Robin Pomey	By:	/s/ Marc Bell
Print Name:	Print	Marc Bell
	Title:	Authorized Signatory
Elizabeth Brier Rosenfield
Print Name:

LANDLORD ACKNOWLEDGMENT

STATE OF FLORIDA	)
) ss:
COUNTY OF PALM BEACH	)

The foregoing instrument was acknowledged before me this 13th day of May, 2013 by Marc Bell as Authorized Signatory of 6800 Broken Sound LLC, a Florida limited liability company, on behalf of the company. He/she personally appeared before me, is personally known to me or produced _______________________ as identification.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Lisa Yigit
Notary Public
Printed Name:	Lisa Yigit
My Commission Expires:	08/19/15

[Tenant Signature Page to Follow]

TENANT:

TherapeuticsMD, Inc., a Nevada corporation authorized to do business in Florida

/s/ Mitchell Krassan	By:	/s/ Robert Finizio
Print Name: Mitchell Krassan	Print Name:	Robert Finizio
	Title:	Chief Executive Officer
/s/ Jason Carros
Print Name: Jason Carros

TENANT ACKNOWLEDGMENT

STATE OF FLORIDA	)
) ss:
COUNTY OF PALM BEACH	)

The foregoing instrument was acknowledged before me this 10th day of May, 2013 by Robert Finizio as Chief Executive Officer of TherapeuticsMD, Inc., a Nevada corporation authorized to do business in Florida, on behalf of said company. He/she personally appeared before me, is personally known to me or produced _______________________ as identification.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Courtney Feltman
Notary Public
Printed Name:	Courtney Feltman
My Commission Expires:	08/31/13

EXHIBIT A

Floor Plan

EXHIBIT B

Site Plan

EXHIBIT C

Landlord's Personal Property

All of the fixed assets, including furniture, credenzas, and cubicles, located at 6800 Broken Sound Parkway, 3rd Floor, Boca Raton, Florida, as of the Delivery Date.

EXHIBIT D

Rules

(1)        Access to Property. On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to and within the Building and/or to the passageways, lobbies, entrances, exits, loading areas, corridors, elevators or stairways and other areas in the Building may be restricted and access gained by use of a key to the outside doors of the Building, or pursuant to such security procedures Landlord may from time to time impose. Landlord shall in all cases retain the right to control and prevent access to such areas by Persons engaged in activities which are illegal or violate these Rules, or whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants (and Landlord shall have no liability in damages for such actions taken in good faith). No Tenant and no employee or invitee of Tenant shall enter areas reserved for the exclusive use of Landlord, its employees or invitees or other Persons. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

(2)        Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material, and with professional designers, fabricators and installers as may be first approved or designated by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises. The suite number and identification sign shall be prepared and installed by Landlord at Tenant's expense at the principal entry to the Premises (and Tenant, at Tenant's sole cost and expense, may install its logo at the principal entry to the Premises), and at Landlord's cost, in the directory in the Building lobby. Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

(3)        Window and Door Treatments. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows or doors in the Premises except to the extent, if any, that the design, character, shape, color, material and make thereof is first approved or designated by the Landlord. Tenant shall not install or remove any solar tint film from the windows.

(4)        Lighting and General Appearance of Premises. Landlord reserves the right to designate and/or approve in writing all internal lighting that may be visible from the public, common or exterior areas. The design, arrangement, style, color, character, quality and general appearance of the portion of the Premises visible from public, common and exterior areas, and contents of such portion of the Premises, including furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and replacements thereto shall at all times have a neat, professional, attractive, first class office appearance.

(5)        Property Tradename, Likeness, Trademarks. Tenant shall not in any manner use the name of the Property for any purpose, or use any tradenames or trademarks used by Landlord, any other tenant, or its affiliates, or any picture or likeness of the Property for any purpose other than that of the business address of Tenant, in any letterheads, envelopes, circulars, notices, advertisements, containers, wrapping or other-material.

(6)        Deliveries and Removals. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Building only at times and in the manner designated by Landlord, and always at the Tenant's sole responsibility and risk. Landlord may inspect items brought into the Building or Premises with respect to weight or dangerous nature or compliance with this Lease or Laws. Landlord may (but shall have no obligation to) require that all furniture, equipment, cartons and other articles removed from the Premises or the Building be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Building, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Landlord may impose reasonable charges and requirements for the use of freight elevators and loading areas, and reserves the right to alter schedules without notice. Any hand-carts used at the Building shall have rubber wheels and sideguards, and no other material handling equipment may be brought upon the Building without Landlord's prior written approval.

(7)        Outside Vendors. Tenant shall not obtain for use upon the Premises ice, drinking water, vending machine, towel, janitor and other services, except from Persons designated or approved by Landlord. Any Person engaged by Tenant to provide any other services shall be subject to scheduling and direction by the manager or security personnel of the Building. Vendors must use freight elevators and service entrances.

(8)        Overloading Floors; Vaults. Tenant shall not overload any floor or part thereof in the Premises, or Building, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may prohibit, or direct and control the location and size of, safes, file rooms and all other heavy articles and require at Tenant's expense supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight. In connection with any deliveries, Tenant shall protect the floor of the Premises and of the Building (with materials such as masonite) so as to prevent any damage to any tile on the Premises and the Building.

(9)        Locks and Keys. Tenant shall use such standard key system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults or safes (but Landlord's designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts, and Tenant shall maintain such additional insurance as Tenant deems advisable for such events). Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment of Landlord's charges. In the event of loss of any keys furnished by Landlord, Tenant shall pay Landlord's reasonable charges therefor. The term "key" shall include mechanical, electronic or other keys, cards and passes.

(10)       Utility Closets and Connections. Landlord reserves the right to control access to and use of, and monitor and supervise any work in or affecting, the "wire" or telephone, electrical, plumbing or other utility closets, the Systems and Equipment, and any changes, connections, new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord's prior written consent for any such access, use and work in each instance, and shall comply with such requirements as Landlord may impose, and the other provisions of Article 6 respecting electric installations and connections, Article 29 respecting telephone Lines and connections, and Article 9 respecting Work in general. Tenant shall have no right to use any broom closets, storage closets, janitorial closets, or other such closets, rooms and areas whatsoever. Tenant shall not install in or for the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior written approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Building and the Premises and the needs of tenants of the Building, and shall not in any event connect a greater load than such safe capacity.

(11)       Plumbing Equipment. The toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

(12)       Trash. All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord, subject to Article 30 respecting Hazardous Materials. Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord.

(13)       Alcohol, Drugs, Food and Smoking. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur. Tenant shall not at any time cook, sell, purchase or give away, food in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant). Tenant and its employees shall not smoke tobacco on any part of the Building and Property (including exterior areas) except those areas, if any, that are designated or approved as smoking areas by Landlord.

(14)       Use of Common Areas; No Soliciting. Tenant shall not use the common areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, parking or shipping area, or other area outside the Premises. Tenant shall not use the common areas to canvass, solicit business or information from, or distribute any article or material to, other tenants or invitees of the Building. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants of the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premise unless ordinarily embraced within the Tenant's use of the Premises expressly permitted in the Lease.

(15)       Energy and Utility Conservation. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Building and shall not allow the adjustment (except by Landlord's authorized Building personnel) of any controls. Tenant shall not obstruct, alter or impair the efficient operation of the Systems and Equipment, and shall not place any item so as to interfere with air flow. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent. If reasonably requested by Landlord (and as a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord), Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

(16)       Unattended Premises. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

(17)       Going-Out-Of-Business Sales and Auctions. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, "lost our lease" or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant's creditors.

(18)       Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment, or labor and employment practices that, in Landlord's good faith judgment, may cause strikes, picketing or boycotts or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building.

(19)       Prohibited Activities. Tenant shall not: (i) use strobe or flashing lights in or on the Premises, (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical, electromagnetic, energy, microwave, radiation or other waves or fields which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Building or elsewhere in the Property, or impair or interfere with computers, faxes or telecommunication lines or equipment at the Building or elsewhere, or create a health hazard, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Building, (ix) make or permit objectionable noise, vibration or odor to emanate from the Premises, (x) do anything in or about the Premises or Building that is illegal, immoral, obscene, pornographic, or anything that may in Landlord's good faith opinion create or maintain a nuisance, cause physical damage to the Premises or Building, interfere with the normal operation of the Systems and Equipment, impair the appearance, character or reputation of the Premises or Building, create waste to the Premises or Building, cause demonstrations, protests, loitering, bomb threats or other events that may require evacuation of the Building, (xi) advertise or engage in any activities which violate the spirit or letter of any code of ethics or licensing requirements of any professional or business organization, (xii) throw or permit to be thrown or dropped any article from any window or other opening in the Building, (xiii) use the Premises for any purpose, or permit upon the Premises or Building anything, that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible articles or materials) (xiv) place vending or game machines in the Premises, except vending machines for employees, (xv) adversely affect the indoor air quality of the Premises or Building, or (xvi) do or permit anything to be done upon the Premises or Building in any way tending to disturb, bother, annoy or interfere with Landlord or any other tenant at the Building or the tenants of neighboring property, or otherwise disrupt orderly and quiet use and occupancy of the Building.

(20)       Transportation Management. Tenant shall comply with all present or future programs intended to manage parking, transportation or traffic in and around the Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

(21)       Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant's employees and as applicable, by Tenant's agents, invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.

EXHIBIT E

Schedule Of Base Rent

Months 1-12	$251,250.00* per annum	$20,937.50* per month

Months 13-24	$345,050.00* per annum	$28,754.17* per month

Months 25-36	$355,402.00* per annum	$29,616.83* per month

Months 37-48	$366,064.00* per annum	$30,505.33* per month

Months 49-60	$377,045.00* per annum	$31,420.42* per month

Months 61-63	$97,089.00* cumulative	$32,363.00* per month

*Plus all applicable sales tax

Rent Maximum Payment Ceiling

Notwithstanding anything contained in the Lease to the contrary, in no event shall the aggregate cumulative amount of Base Rent and Expenses payable by Tenant to Landlord exceed the Rent maximum payment ceiling for the applicable portion of the Lease Term, as follows (the "Maximum Payment Ceiling"):

Months 1-12	$251,250.00* per annum	$20,937.50* per month

Months 13-24	$345,050.00* per annum	$28,754.17* per month

Months 25-36	$355,402.00* per annum	$29,616.83* per month

Months 37-48	$366,064.00* per annum	$30,505.33* per month

Months 49-60	$377,045.00* per annum	$31,420.42* per month

Months 61-63	$97,089.00* cumulative	$32,363.00* per month

*Plus all applicable sales tax

Tenant shall pay Base Rent and Expenses monthly as required pursuant to the terms of the Lease; subject to the Maximum Payment Ceiling as provided above. After Tenant has paid the Maximum Payment Ceiling for the applicable portion of the Lease Term to Landlord as provided above, Landlord shall thereafter provide Tenant with a credit for any additional Base Rent and Expenses due and payable under the Lease which are in excess of such Maximum Payment Ceiling for the remainder of the applicable portion of the Lease Term.

The Maximum Payment Ceiling applies to Base Rent and Expenses payable by Tenant pursuant to the Lease, but does not apply to, and does hereby expressly exclude, the Uncontrollable Expenses (which Uncontrollable Expenses are subject to the 2013 Base Year as set forth in Section 4. L. of the Lease) payable by Tenant pursuant to the Lease (i.e. Tenant shall, at all times during the term of this Lease, pay Tenant's Share of Uncontrollable Expenses in connection with the Property as provided in this Lease without a cap or maximum ceiling).

Landlord Initial	Tenant Initial

EXHIBIT F

FORM SNDA

[See attached]

AFTER RECORDING, RETURN TO:

Berkadia Commercial Mortgage LLC
118 Welsh Road
Horsham, PA 19044-8015
Attn: Client Relations Manager – Loan #010033991

SPACE ABOVE THIS LINE RESERVED FOR RECORDER'S USE

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

1.                           This Subordination, Non-Disturbance and Attornment Agreement ("Agreement"), is made as of this _____ day of ______, 2013 among U.S bank, National Association, not individually, but solely as Trustee for the Certificate Holders of ML-CFC Commercial Mortgage Trust 2007-5, Commercial Mortgage Pass-Through Certificates, Series 2007-5 under that certain Pooling and Servicing Agreement dated as of March 1, 2007 ("Lender"), by and through Berkadia Commercial Mortgage LLC, a Delaware limited liability company, its Sub Servicer on behalf of KeyCorp Real Estate Capital Markets, Inc., pursuant to the Sub Servicing Agreement dated as of March 30, 2012and (Amended and Restated Agreement dated January 18, 2013), 6800 Broken Sound LLC, a Florida limited liability company ("Landlord"), and TherapeuticsMD, Inc., a Nevada corporation ("Tenant").

Background

A.          Lender is the owner and holder of a deed of trust or mortgage or other similar security instrument (either, the "Security Instrument"), covering, among other things, the real property commonly known and described as 6800 Broken Sound Parkway, and further described on Exhibit "A" attached hereto and made a part hereof for all purposes, and the building and improvements thereon (collectively, the "Property").

B.          Tenant is the lessee under that certain lease agreement between Landlord and Tenant dated _______, 2013 ("Lease"), demising a portion of the Property described more particularly in the Lease ("Leased Space").

C.          Landlord, Tenant and Lender desire to enter into the following agreements with respect to the priority of the Lease and Security Instrument.

NOW, THEREFORE, in consideration of the mutual promises of this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

2.          Subordination. Tenant agrees that the Lease, and all estates, options and rights created under the Lease, hereby are subordinated and made subject to the lien and priority of the Security Instrument.

3.          Nondisturbance. Lender agrees that no foreclosure (whether judicial or nonjudicial), deed-in-lieu of foreclosure, or other sale of the Property in connection with enforcement of the Security Instrument or otherwise in satisfaction of the underlying loan shall operate to terminate the Lease or Tenant's rights thereunder to possess and use the Leased Space provided, however, that (a) the term of the Lease has commenced, (b) Tenant is in possession of the Leased Space, and (c) the Lease is in full force and effect and no uncured default exists under the Lease, beyond any applicable notice and cure periods.

4.          Attornment. Tenant agrees to attorn to and recognize as its landlord under the Lease each party acquiring legal title to the Property by foreclosure (whether judicial or nonjudicial) of the Security Instrument, deed-in-lieu of foreclosure, or other sale in connection with enforcement of the Security Instrument or otherwise in satisfaction of the underlying loan ("Successor Owner"). Provided that the conditions set forth in Section 2 above are met at the time Successor Owner becomes owner of the Property, Successor Owner shall perform all obligations of the landlord under the Lease arising from and after the date title to the Property was transferred to Successor Owner. In no event, however, will any Successor Owner be: (a) liable for any default, act or omission of any prior landlord under the Lease (except that Successor Owner shall not be relieved from the obligation to cure any defaults which are non-monetary and continuing in nature, and such that Successor Owner's failure to cure would constitute a continuing default under the Lease; for the avoidance of doubt, defaults which are non-monetary include repair and maintenance defaults even though curing such defaults may require the expenditure of money); (b) subject to any offset or defense which Tenant may have against any prior landlord under the Lease; (c) bound by any payment of rent or additional rent made by Tenant to Landlord more than 30 days in advance; (d) bound by any modification or supplement to the Lease, or waiver of Lease terms, which revise Tenant's or Landlord's monetary obligations under the Lease, modifies the term of the Lease, the parties' termination rights or the description of the Leased Space, made without Lender's written consent thereto; (e) liable for the return of any security deposit or other prepaid charge paid by Tenant under the Lease, except to the extent such amounts were actually received by Lender; (f) liable or bound by any right of first refusal or option to purchase all or any portion of the Property; or (g) liable for construction, completion or payment to Tenant for any improvements to the Property or as required under the Lease for Tenant's use and occupancy (whenever arising); provided, however, this clause (g) shall in no way modify, limit or impair any obligation of Successor Owner to perform maintenance and repair obligations to existing improvements and provided further, that if Successor Owner fails to perform any such maintenance and repair obligations, then Tenant shall have all rights and remedies available to it in the Lease, at law, and in equity. Although the foregoing provisions of this Agreement are self-operative, Tenant agrees to execute and deliver to Lender or any Successor Owner such further instruments as Lender or a Successor Owner may from time to time request in order to confirm this Agreement. If any liability of Successor Owner does arise pursuant to this Agreement, such liability shall be limited to Successor Owner's interest in the Property.

5.          Rent Payments; Notice to Tenant Regarding Rent Payments. Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease. After notice is given to Tenant by Lender that Landlord is in default under the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the assignment of leases and rents granted by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender all rent and all other amounts due or to become due to Landlord under the Lease, and Landlord hereby expressly authorizes Tenant to make such payments to Lender upon reliance on Lender's written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord) and hereby releases Tenant from all liability to Landlord in connection with Tenant's compliance with Lender's written instructions.

6.          Lender Opportunity to Cure Landlord Defaults. Tenant agrees that, until the Security Instrument is satisfied of record by Lender, it will not exercise any remedies under the Lease following a Landlord default without having first given to Lender (a) written notice of the alleged Landlord default and (b) the opportunity to cure such default within the time periods provided for cure by Landlord, measured from the time notice is received by Lender. Tenant acknowledges that Lender is not obligated to cure any Landlord default, but if Lender elects to do so, Tenant agrees to accept cure by Lender as that of Landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default. Performance rendered by Lender on Landlord's behalf is without prejudice to Lender's rights against Landlord under the Security Instrument or any other documents executed by Landlord in favor of Lender in connection therewith.

7.          Miscellaneous.

  (a)  Notices. All notices under this Agreement will be effective only if made in writing and addressed to the address for a party provided below such party's signature. A new notice address may be established from time to time by written notice given in accordance with this Section. All notices will be deemed received only upon actual receipt. Notice to outside counsel or parties other than the named Tenant, Lender and Landlord, now or hereafter designated by a party as entitled to notice, are for convenience only and are not required for notice to a party to be effective in accordance with this section.

  (b)  Entire Agreement; Modification. This Agreement is the entire agreement between the parties relating to the subordination and nondisturbance of the Lease, and supersedes and replaces all prior discussions, representations and agreements (oral and written) with respect to the subordination and nondisturbance of the Lease. This Agreement controls any conflict between the terms of this Agreement and the Lease. This Agreement may not be modified, supplemented or terminated, nor any provision hereof waived, unless by written agreement of Lender and Tenant, and then only to the extent expressly set forth in such writing.

  (c)  Binding Effect. This Agreement binds and inures to the benefit of each party hereto and their respective heirs, executors, legal representatives, successors and assigns, whether by voluntary action of the parties or by operation of law. If the Security Instrument is a deed of trust, this Agreement is entered into by the trustee of the Security Instrument solely in its capacity as trustee and not individually.

  (d)  Unenforceability. Any provision of this Agreement which is determined by a government body or court of competent jurisdiction to be invalid, unenforceable or illegal shall be ineffective only to the extent of such holding and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

  (e)  Construction of Certain Terms. Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns cover all genders. Unless otherwise provided herein, all days from performance shall be calendar days, and a "business day" is any day other than Saturday, Sunday and days on which Lender is closed for legal holidays, by government order or weather emergency.

  (f)   Governing Law. This Agreement shall be governed by the laws of the State in which the Property is located (without giving effect to its rules governing conflicts of laws).

  (g)  WAIVER OF JURY TRIAL. TENANT, AS AN INDUCEMENT FOR LENDER TO PROVIDE THIS AGREEMENT AND THE ACCOMMODATIONS TO TENANT OFFERED HEREBY, HEREBY WAIVES ITS RIGHT, TO THE FULL EXTENT PERMITTED BY LAW, AND AGREES NOT TO ELECT, A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.

  (h)  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed agreement even though all signatures do not appear on the same document.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

SIGNATURES AND NOTARIES APPEAR ON THE FOLLOWING PAGES

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

LENDER:	LENDER NOTICE ADDRESS:
U.S. bank , National Association, Trustee By: Berkadia Commercial Mortgage LLC, a Delaware limited liability company, its Sub Servicer	U.S. Bank, National Association, Trustee c/o Berkadia Commercial Mortgage LLC 118 Welsh Road Horsham, PA 19044
By:	Attn: Client Relations Manager
Name: Authorized Representative	For Loan #010033991

Notary Acknowledgment for Lender:

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❖  On ______________________, before me, ______________________, Notary Public, personally appeared ________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

❖  I certify under PENALTY OF PERJURY under the laws of the State of that the foregoing paragraph is true and correct.

❖  WITNESS my hand and official seal.

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SIGNATURE OF NOTARY PUBLIC

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[Tenant’s Signature and Acknowledgment continued on next page]

TENANT:	TENANT NOTICE ADDRESS:
TherapeuticsMD, Inc., a Nevada corporation	TherapeuticsMD, Inc., a Nevada corporation

By:
Name:

Notary Acknowledgment for Tenant:

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❖  On ______________________, before me, ______________________, Notary Public, personally appeared ________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

❖  I certify under PENALTY OF PERJURY under the laws of the State of _______________ that the foregoing paragraph is true and correct.

❖  WITNESS my hand and official seal.

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SIGNATURE OF NOTARY PUBLIC

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[Landlord’s Signature and Acknowledgment continued on next page]

LANDLORD:	LANDLORD NOTICE ADDRESS:
6800 Broken Sound LLC, a Florida limited liability company	6800 Broken Sound LLC, a Florida limited liability company

By:
Name:

Notary Acknowledgment for Landlord:

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❖  On ______________________, before me, ______________________, Notary Public, personally appeared ________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

❖  I certify under PENALTY OF PERJURY under the laws of the State of_______________ that the foregoing paragraph is true and correct.

❖  WITNESS my hand and official seal.

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SIGNATURE OF NOTARY PUBLIC

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Exhibit “A”
(Legal Description of the Property)

PARCEL 1:

Condominium Parcel No. 2, of Broken Sound Corporate Center Condominium, a Condominium, according to the Declaration of Condominium thereof, recorded in Official Records Book 10760, Page 1268, and amended in Official Records Book 11450, Page 1395, of the Public Records of Palm Beach County, Florida.

PARCEL 2:

Together with a non-exclusive easement for the use of the Common Areas as set forth in the certain Declaration of Covenants and Restrictions for Arvida Park of Commerce West recorded in Official Records Book 2873, Page 745, as amended in Official Records Book 3866, Page 108, of the Public Records of Palm Beach County, Florida.